Exhibit (i)



                        PITNEY BOWES CREDIT CORPORATION,

                      COLONIAL PACIFIC LEASING CORPORATION,

                                  CPLC II INC.

                                      -and-

                      GENERAL ELECTRIC CAPITAL CORPORATION




                            STOCK PURCHASE AGREEMENT


                          Dated as of October 12, 1998







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ARTICLE 1
DEFINITIONS.....................................................................................................  1


ARTICLE 2
SALE AND PURCHASE OF CPLC SHARES................................................................................ 24
         2.1      Agreement to Sell and Purchase................................................................ 24
         2.2      Purchase Price................................................................................ 24
         2.3      Closing Payment............................................................................... 24
         2.4      Settlement Payment............................................................................ 24
         2.5      Transfer Taxes................................................................................ 25

ARTICLE 3
CLOSING ARRANGEMENTS; CONDITIONS OF CLOSING..................................................................... 25
         3.1      Closing....................................................................................... 25
         3.2      Conditions for the Buyer's Benefit............................................................ 25
         3.3      Conditions for the Benefit of PBCC and the Seller............................................. 27

ARTICLE 4
REPRESENTATIONS AND WARRANTIES.................................................................................. 29
         4.1      Representations and Warranties of the Seller.................................................. 29
                  (a)       Corporate Power and Qualification................................................... 29
                  (b)       Corporate Authority................................................................. 29
                  (c)       Valid Authorization................................................................. 29
                  (d)       Violation of Other Instruments and No Defaults...................................... 29
                  (e)       Notices, Reports, Filings and Consents.............................................. 30
                  (f)       Enforceable Agreements.............................................................. 30
                  (g)       Shares.............................................................................. 30
                  (h)       Litigation.......................................................................... 30
                  (i)       No Brokers.......................................................................... 31
                  (j)       Employee Benefit Plans, etc......................................................... 31
                  (k)       Employees and Labor................................................................. 32
                  (l)       Compliance with Applicable Laws..................................................... 33
                  (m)       Transferred Financing Contracts..................................................... 34
                  (n)       Taxes............................................................................... 36
                  (o)       Chief Executive Office.............................................................. 40
                  (p)       Undisclosed Liabilities............................................................. 40
                  (q)       Personal and Real Properties........................................................ 40
                  (r)       Intellectual Property............................................................... 41
                  (s)       Material Contracts.................................................................. 41
                  (t)       Year 2000 Compliance................................................................ 42
                  (u)       Insurance........................................................................... 43
                  (v)       Absence of Certain Changes; Conduct of Business..................................... 43
                  (w)       Tax-Exempt Public Sector Financing Contracts........................................ 44
                  (x)       Environmental Matters............................................................... 45
                  (y)       Financial Reports................................................................... 45
         4.2      Representations and Warranties of CPLC........................................................ 46
                  (a)       Corporate Power and Qualification................................................... 46
                  (b)       Corporate Authority................................................................. 47
                  (c)       Valid Authorization................................................................. 47
                  (d)       Violation of Other Instruments and No Defaults...................................... 47
                  (e)       Notices, Reports, Filings, Consents................................................. 47
                  (f)       Enforceable Agreements.............................................................. 48
                  (g)       Title to Transferred Assets; Sufficiency............................................ 48
                  (h)       No Brokers.......................................................................... 48
                  (i)       Employee Benefit Plans.............................................................. 48
                  (j)       Employees and Labor................................................................. 48
                  (k)       Authorizations...................................................................... 49
                  (l)       Chief Executive Office.............................................................. 49
                  (m)       Has Not Conducted Business.......................................................... 49
         4.3      Representations and Warranties of PBCC........................................................ 49
                  (a)       Corporate Power; Corporate Authority................................................ 49
                  (b)       Valid Authorization; Notices, Reports, Filings, Consents............................ 49
                  (c)       Violation of Other Instruments and No Defaults...................................... 50
                  (d)       Enforceable Agreements.............................................................. 50
                  (e)       Litigation.......................................................................... 50
                  (f)       No Brokers.......................................................................... 50
         4.4      Representations and Warranties of the Buyer................................................... 50
                  (a)       Corporate Power; Corporate Authority................................................ 50
                  (b)       Valid Authorization; Notices, Reports, Filings, Consents............................ 51
                  (c)       Violation of Other Instruments and No Defaults...................................... 51
                  (d)       Enforceable Agreements.............................................................. 51
                  (e)       Litigation.......................................................................... 51
                  (f)       No Brokers.......................................................................... 51
                  (g)       Acquisition of CPLC Shares for Investment........................................... 52

ARTICLE 5
COVENANTS....................................................................................................... 52
         5.1      Noncompete; Nonsolicitation................................................................... 52
         5.2      Investigations; Operation of the Business..................................................... 54
         5.3      338(h)(10) Election........................................................................... 56
         5.4      Indemnification; Assumptions of Liability and Related Matters................................. 57
         5.5      Preparation of Closing Date Balance Sheet..................................................... 66
         5.6      Employees..................................................................................... 69
         5.7      Credit Loss Reimbursement..................................................................... 71
         5.8      Closing Backlog Schedule; Closing Date Schedule of Assets and Liabilities..................... 74
         5.9      Books and Records; Resignations............................................................... 75
         5.10     Further Assurances............................................................................ 75
         5.11     Contribution Transaction...................................................................... 76
         5.12     Payment of Brokers' or Finders' Fees.......................................................... 78
         5.13     Conduct of Business........................................................................... 78
         5.14     No Successor Liability........................................................................ 78
         5.15     Tax Indemnification........................................................................... 78
         5.16     Supplements to Schedules; Post-Signing Information............................................ 81
         5.17     Name Change; Use of Trademarks................................................................ 82
         5.18     Insurance; Risk of Loss....................................................................... 83
         5.19     No Liquidation or Dissolution................................................................. 83
         5.20     LIAS Receivables.............................................................................. 83

ARTICLE 6
TERMINATION..................................................................................................... 84
         6.1      Termination of Agreement...................................................................... 84
         6.2      Effect of Termination......................................................................... 85

ARTICLE 7
GENERAL......................................................................................................... 85
         7.1      Interpretation................................................................................ 85
         7.2      Public Announcements.......................................................................... 85
         7.3      Confidentiality............................................................................... 86
         7.4      Expenses...................................................................................... 86
         7.5      Entire Agreement; Amendment; Waiver........................................................... 86
         7.6      Invalidity of Provisions...................................................................... 86
         7.7      APPLICABLE LAW................................................................................ 86
         7.8      Notices....................................................................................... 87
         7.9      No Assignment................................................................................. 88
         7.10     Counterparts.................................................................................. 88
         7.11     Waiver of Jury Trial.......................................................................... 88
         7.12     No Third Party Beneficiary.................................................................... 89
         7.13     Conveyancing Documents........................................................................ 89



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                  THIS STOCK  PURCHASE  AGREEMENT is made as of October 12, 1998 among PITNEY BOWES CREDIT CORPORATION, a Delaware corporation (hereinafter referred to as "PBCC"), COLONIAL PACIFIC LEASING CORPORATION, a Massachusetts corporation (hereinafter referred to as the "Seller"), CPLC II INC., a Delaware corporation (hereinafter referred to as "CPLC"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (hereinafter referred to as the "Buyer").


                              W I T N E S S E T H:

          WHEREAS, the Seller is engaged in the broker-sourced equipment leasing business; and

                  WHEREAS, the Seller desires to contribute to CPLC all of the Seller's right, title and interest in and to the Transferred Assets (as hereinafter defined) subject to the Assumed Liabilities (as hereinafter defined) in exchange for the CPLC Shares (as hereinafter defined); and

          WHEREAS, the Seller desires thereafter to sell, and the Buyer desires thereafter to purchase, the CPLC Shares;

                  NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

                  Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below:

                  1.1 "Accounting Principles" means (i) the accounting principles (including accounting methods, practices and procedures) set forth on
Schedule 5.5(a) attached hereto and (ii) the Special Adjustments; provided, however, that the Seller, PBCC, CPLC and the Buyer acknowledge and agree that, notwithstanding the terms of, or the results required by, any of the accounting principles, methods, practices or procedures set forth on Schedule 5.5(a), the Special Adjustments shall be deemed to control in the event of any conflict between any of the accounting principles, methods, practices or procedures set forth on Schedule 5.5(a) and any of the Special Adjustments. To the extent the accounting principles (including accounting methods, practices or procedures) set forth on Schedule 5.5(a) or the Special Adjustments do not specifically address a particular matter necessary to prepare the Audited Closing Date Balance Sheet or calculate the Gross Receivables Amount or the amount of the Receivables Deductions, the Other Assets, the Other Liabilities or the Loss Reserve, then the accounting principles (including accounting methods, practices and procedures) set forth on Schedule 5.5(a) and the Special Adjustments shall be supplemented in accordance with generally accepted accounting principles as in effect in the United States on the Closing Date, but only to the extent necessary to address such matter.

                  1.2 "Active Broker" means any Person that originated and conveyed or referred any Financing Contract or Backlog to the Seller since September 1, 1997.

                  1.3 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

                  1.4 "Agreement" means this Stock Purchase Agreement, including the Annexes, Schedules and Exhibits attached hereto and made a part hereof, as the same may be amended from time to time in accordance with the provisions hereof, and "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section or subsection, and "Article", "Section", "subsection" or "paragraph" mean and refer to the specified Article, Section, subsection or paragraph of this Agreement.

          1.5 "Allocation Schedule" shall have the meaning ascribed thereto in subsection 5.3(b) hereof.

                  1.6 "Annex" means one of the several written Annexes to this Agreement, each of which: (i) is hereby incorporated into and made a part of this Agreement for all purposes and (ii) has been initialed on the first page thereof by the Chairman, the Vice Chairman, the President or one of the Vice Presidents of the Seller and an authorized representative of the Buyer.

          1.7 "Arbitrator" shall have the meaning ascribed thereto in subsection 5.7(d) hereof.

                  1.8 "Assumed Liabilities" means (i) all liabilities and obligations created after the Closing by, through or under CPLC or the Buyer and relating to the Transferred Assets, the Business or the CPLC Employees (and not relating to any action, inaction, event or circumstance arising prior to the Closing), (ii) all liabilities and obligations of the Seller relating to security deposits or advance rents held by the Seller pursuant to any Transferred Financing Contract or any related Credit Enhancement, (iii) all other liabilities, obligations or contra accounts relating to the Transferred Assets, (iv) all liabilities and obligations of the Seller existing immediately prior to the Contribution Transaction for accrued but unpaid expenses with respect to the CPLC Employees, including, without limitation, salary, vacation, bonus and insurance premiums but, in the case of clauses (ii), (iii) and (iv), only to the extent and in the amounts that such liabilities, obligations and contra accounts are reflected on the Audited Closing Date Balance Sheet and included in the calculation by the Buyer's Accountants of the Receivable Deductions, the Other Liabilities or the Loss Reserve and (v) all liabilities and obligations related to any Transferred Backlog that were incurred in the ordinary course of the Seller's business consistent with its past practices.

                  1.9 "Audited Closing Date Balance Sheet" means the final audited balance sheet of CPLC as of the Closing Date (after giving effect to the Contribution Transaction) and the notes and schedules (if any) thereto, prepared and certified by the Buyer's Accountants in accordance with the provisions (including those pertaining to the resolution of disputes with respect thereto) of Section 5.5 hereof.

                  1.10 "Authorization" means (i) with respect to any Person, other than CPLC, any consent, license, permit, grant, authorization or approval of any Governmental Authority required (A) in connection with the ownership, use or operation by such Person of any Transferred Asset or (B) for such Person to conduct the Business and (ii) with respect to CPLC, those consents, licenses, permits, grants, authorizations and approvals set forth on Schedule 3.2(l).

                  1.11 "Backlog" means, as of any date, any legally binding and enforceable duty or obligation of CPLC or the Seller as in effect on such date
(i) to make loans or advances under a Financing Contract or to make funds available or otherwise provide financing or credit to, or on behalf of, an Obligor under a Financing Contract or (ii) to enter into a contract or agreement after such date which, if such contract or agreement were in existence as of the Closing, would constitute a Financing Contract.

                  1.12 "Backlog Schedule" means a schedule listing, as of a specified date, all Backlog and the following information with respect to each item of Backlog: (i) the name of the Obligor thereunder, (ii) the date such Backlog was approved by the Seller or CPLC, (iii) the expiration date of such Backlog, (iv) the minimum acceptable yield with respect to such Backlog, (v) the maximum loan or lease amount for which such Backlog was approved and (vi) the other material terms of such Backlog, such as the description of the Property to be subject to or governed by the loan or lease, the term of transaction and purchase options.

                  1.13 "Bankruptcy Exception" means, in respect of any Contract, any limitation thereon imposed (i) by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Law affecting creditors' rights and remedies generally and (ii) with respect to the enforceability of any Contract, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          1.14 "Benefit Plans" shall have the meaning ascribed thereto in subsection 4.1(j)(i) hereof.

                  1.15 "Books and Records" means, with respect to any Person, all Documents maintained by such Person relating to its business, operations, Properties or obligations to the extent such Documents accurately reflect such Person's business, operations, Properties or obligations.

                  1.16 "Business" means the broker-sourced equipment financing business (including seller, supplier, manufacturer or vendor equipment financing transactions generated or referred by, or acquired from, brokers) conducted by the Seller immediately prior to the Contribution Transaction, consistent with the Seller's past practices, other than the business to be conducted by the Seller related to the Excluded Assets for the sole purpose of realizing the value of such Excluded Assets (which purpose shall not be deemed to include the origination or funding of new business or transactions).

          1.17 "Buyer" shall have the meaning ascribed thereto in the prologue hereof.

          1.18 "Buyer Indemnified Parties" shall have the meaning ascribed thereto in subsection 5.4(a) hereof.

          1.19 "Buyer Related Documents" shall have the meaning ascribed thereto in subsection 5.4(f) hereof.

          1.20 "Buyer Vacation Policy" shall have the meaning ascribed thereto in subsection 5.6(f) hereof.

                  1.21 "Buyer's Accountants" means KPMG Peat Marwick LLP or any other public accounting firm with nationally recognized auditing expertise (other than the Seller's Accountants), as selected by the Buyer.

                  1.22 "Buyer's  Special  Counsel" means Weil,  Gotshal & Manges
LLP.

                  1.23 "Closing" means the effective time of the sale of the CPLC Shares, which for all purposes shall be 5:00 p.m. local time in Portland, Oregon on the date on which the Seller transfers the CPLC Shares to the Buyer pursuant to the terms of this Agreement; "Closing Date" shall be deemed to refer to such date.

                  1.24 "Closing Backlog Schedule" means the Backlog Schedule to be dated as of the close of business (Oregon time) on the Closing Date and delivered pursuant to Section 5.8 hereof.

          1.25  "Closing  Payment"  shall have the meaning  ascribed  thereto in
     Section 2.3 hereof.

                  1.26   "COBRA"   means   the   Consolidated   Omnibus   Budget
Reconciliation Act of 1985, as amended.

          1.27 "COBRA Election" shall have the meaning ascribed thereto in subsection 5.6(d) hereof.

          1.28 "Code" and "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          1.29  "Consent"   means  any  approval,   authorization,   consent  or
     acquiescence of a Person.

                  1.30 "Contract" means any legally binding and enforceable written agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, in each case, in effect on or prior to the Closing Date.

                  1.31 "Contribution Transaction" means the contribution to CPLC of all of the Seller's right, title and interest in and to the Transferred Assets and the assumption by CPLC of the Assumed Liabilities in exchange for the issuance to the Seller of the CPLC Shares; it being understood that the Contribution Transaction shall include the transfer of the CPLC Employees to CPLC.

                  1.32 "CPLC" shall have the meaning ascribed thereto in the prologue hereof.

          1.33 "CPLC Employees" means all of the Employees other than Larry Osmanski and Jeff Macartney.

          1.34 "CPLC Shares" means 1,000 shares of CPLC's common stock, $.01 par value per share.

                  1.35 "Credit Enhancement" means any (i) security deposit, unapplied advance rental payment or dealer investment, (ii) investment certificate, certificate of deposit, authorization to hold funds, hypothecation of account or like instrument, (iii) letter of credit, guarantee, lease guarantee bond or postponement agreement, (iv) recourse agreement, (v) security agreement, (vi) Property, (vii) certificate representing shares or the right to purchase shares in the capital of any corporation or (viii) bond or debenture, in each case pledged, assigned, mortgaged, made, delivered or transferred as security for the performance of any obligation under or with respect to any Transferred Financing Contract, Program Agreement or Funded Backlog.

                  1.36 "Credit Loss Amount" means, with respect to any Transferred Financing Contract or Funded Backlog, an amount (calculated as of the first date a Credit Loss Event occurred with respect to such Transferred Financing Contract or Funded Backlog) equal to the result of (i) the Net Finance Receivables Balance of such Transferred Financing Contract or Funded Backlog as of such date; minus (ii) if applicable, the Residual of Portfolio Property or Funded Backlog Portfolio Property subject to or governed by such Transferred Financing Contract or Funded Backlog; minus (iii) any unpaid late charges attributable to such Transferred Financing Contract or Funded Backlog as of such date; minus (iv) any income in excess of 90 days' income that has been accrued by CPLC on such Transferred Financing Contract or Funded Backlog as of such date, but only to the extent any of the amounts described in clauses (iii) or
(iv) are included in the Net Finance Receivables Balance of such Transferred Financing Contract or Funded Backlog; plus either (A) if the Portfolio Property or Funded Backlog Portfolio Property subject to or governed by such Transferred Financing Contract or Funded Backlog is not recovered by CPLC at the termination of such Transferred Financing Contract or Funded Backlog, the lesser of (I) the Residual of such Portfolio Property or Funded Backlog Portfolio Property or (II) the fair market value of such Portfolio Property or Funded Backlog Portfolio Property in the return condition required by such Transferred Financing Contract or Funded Backlog or (B) if the Portfolio Property or Funded Backlog Portfolio Property subject to or governed by such Transferred Financing Contract or Funded Backlog is recovered by CPLC at the termination of such Transferred Financing Contract or Funded Backlog but such Portfolio Property or Funded Backlog
Portfolio Property is not in the condition required by the terms of such Transferred Financing Contract or Funded Backlog, the lesser of (I) the Residual of such Portfolio Property or Funded Backlog Portfolio Property or (II) the cost to return such Portfolio Property or Funded Backlog Portfolio Property to the return condition required by the terms of such Transferred Financing Contract or Funded Backlog.

                  1.37 "Credit Loss Event" means, with respect to any Transferred Financing Contract or any Funded Backlog, that one of the following events has occurred with respect to such Transferred Financing Contract or Funded Backlog: (i) such Transferred Financing Contract or Funded Backlog is 180 Days Delinquent; (ii) the Seller or PBCC and the Buyer have agreed in writing that a Credit Loss Event has occurred with respect to such Transferred Financing Contract or Funded Backlog; (iii) the Obligor thereunder or substantially all of such Obligor's Properties has become subject to a bankruptcy, insolvency, reorganization, moratorium or similar proceeding or (iv) the Obligor thereunder has ceased doing business.

          1.38 "Credit Loss Objection Notice" shall have the meaning ascribed thereto in subsection 5.7(c) hereof.

          1.39 "Credit Loss Resolution Period" shall have the meaning ascribed thereto in subsection 5.7(d) hereof.

          1.40 "Cut-Off Date" shall have the meaning ascribed thereto in subsection 5.7(b) hereof.

                  1.41 "Damages" means any and all losses (including liquidated damages and any Environmental Costs and Liabilities), claims, damages, liabilities, obligations, judgments, equitable relief granted, settlements, awards (including arbitral or back-pay awards), demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing any right of indemnification against any Indemnitor or with respect to any appeal), interest and penalties, if any, and, with respect to the Buyer or any of its Affiliates (including, after the Closing, CPLC), shall be deemed to include losses resulting from the failure of the Buyer or any of its Affiliates to receive any amounts payable by any Person with respect to any Transferred Assets to the extent the Buyer or such Affiliate is entitled to be indemnified therefor under any Seller Related Document.

                  1.42 "Date-Sensitive System" means, with respect to the Seller, any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any data and that is installed in a development by the Seller for use in connection with the Transferred Assets, the Assumed Liabilities or the Business or which the Seller sells, leases, licenses, assigns or otherwise provides to, or the provision or operation of which the Seller provides for the benefit of, its customers, vendors, suppliers or any other third party in connection with the Business.

                  1.43 "Document" means any book, record, file, paper, computer tape, disk or other file (whether in hard copy or machine readable form), microfilm, information storage device of any type or any other document.

                  1.44 "Draft Closing Date Balance Sheet" means the balance sheet of CPLC as of the Closing Date (after giving effect to the Contribution Transaction) and the notes and schedules, if any, thereto, prepared by CPLC pursuant to subsection 5.5(a)(i) hereof and to be audited by the Buyer's Accountants in accordance with the provisions, including those pertaining to the resolution of disputes with respect thereto, of Section 5.5 hereof.

          1.45 "Election" shall have the meaning ascribed thereto in subsection 5.3(a) hereof.

                  1.46 "Employees" means all of the individuals  employed by the
Seller  who  are  actively  at  work  immediately   prior  to  the  Contribution
Transaction.

                  1.47 "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies to clean up, remove, treat, or in any way address, any Hazardous Material) necessary to comply with or otherwise incurred or imposed in accordance with any Environmental Law.

                  1.48 "Environmental Law" means any Law (including common law) relating to the environment, natural resources or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 33 U.S.C. ss. 2601 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2602 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as such Laws have been amended or supplemented.

          1.49 "ERISA" shall have the meaning ascribed thereto in subsection 4.1(j)(i) hereof.

          1.50 "ERISA Affiliate" shall have the meaning ascribed thereto in subsection 4.1(j)(ii) hereof.

          1.51 "Excluded Assets" means all right, title and interest of the Seller in or to:

                       (i) (A) the Financing Contracts set forth on Annex A attached hereto and any Property (including Credit Enhancements) related thereto, (B) any Financing Contract and any Property (including Credit Enhancements) related thereto that as of the effectiveness of the Contribution Transaction (1) is 90 Days Delinquent or (2) shall have been written-off, cancelled or terminated by the Seller or the Obligor thereunder and (C) any Financing Contracts with Multinational Systems Corp. or Celestar and, in each case, any Property (including any Credit Enhancements) related thereto;

                      (ii) all New Scorecard Transactions and any Property (including Credit Enhancements) related thereto;

                     (iii) all Securitized Financing Contracts and any Property (including any Securitized Portfolio Property, LIAS Receivable and Credit Enhancements) related thereto;

          (iv)  the  Recomm   Assets   and  any   Property   (including   Credit
     Enhancements) related thereto;

                       (v) up to an additional 50 Financing Contracts and 60 items of Backlog transactions to be identified by the Buyer within 120 days after the Closing Date and any Property (including Credit Enhancements or any payments received by CPLC after the Closing in respect of such Financing Contracts or Property) related thereto;

          (vi) any transactions listed on Annex B attached hereto and any Property related thereto;

                     (vii) any promissory notes or other liabilities or obligations to pay made by (A) any broker or (B) any obligor, lessee or borrower in satisfaction of such obligor's, lessee's or borrower's obligations under any leasing or lending transactions, in each case, that are payable to, or otherwise held by, the Seller including, without limitation, those notes, liabilities and obligations listed on Annex C attached hereto;

                    (viii) any equity ownership or interest or participation interest in any Person owned, directly or indirectly, by the Seller, other than the CPLC Shares;

                      (ix) any software or computer programs that are used by both the Seller and its Affiliates and that are listed on Annex D attached hereto; provided, however, that the Seller shall permit CPLC, the Buyer and their respective employees, agents and representatives to have access to all information, files and other Documents relating to any of the Transferred Assets, Assumed Liabilities or CPLC Employees that are contained in or are resident on such programs (which access shall be made available during normal business hours and in such a manner so as not to interfere unreasonably with the Seller's or any of its Affiliates' business);

                       (x) the Program Agreement dated as of May 7, 1991 between the Seller and LIAS (including, without limitation, any exhibits, annexes or schedules attached thereto) and any amendments, supplements or modifications thereto and the Liability Insurance Program Agreement In House Finance between the Seller and LIAS and signed by the Seller as of November 24, 1997 and signed by LIAS as of October 7, 1997
         (including, without limitation, any exhibits, annexes or schedules attached thereto) and any amendments, supplements or modifications thereto.

                      (xi)          any LIAS Receivables;

                     (xii) the Agreement dated November 20, 1995, between AT&T and the Seller regarding the provision by AT&T of "T-1" leased lines;

                    (xiii) any Property held by the Seller for sale as of the effectiveness of the Contribution Transaction, which Property was previously subject to or governed by a lease or loan transaction that, had it been in effect as of the Closing, would have constituted a Financing Contract or a Credit Enhancement; and

                     (xiv) the Property described on Annex I.

                  1.52 "Excluded Liabilities" means (i) all debts, liabilities, obligations, Damages or expenses (whether known or unknown, contingent or absolute) arising before, on or after the effectiveness of the Contribution Transaction, of the Seller or any of its Affiliates other than the Assumed Liabilities and (ii) any liability for Taxes attributable to the Business or the Transferred Assets relating to taxable periods ending on or before the Closing Date and, with respect to any Straddle Period, the portion of the Straddle Period deemed to end on and include the Closing Date, including, but not limited to (A) any liability for Taxes pursuant to Treasury Regulation ss. 1.1502-6(a) or any comparable provision of domestic or foreign state or local law and (B) any Taxes that are the responsibility of the Seller under Section 2.5 hereof.

                  1.53 "Exhibit" means one of the several written exhibits to this Agreement, each of which: (i) is hereby incorporated into and made a part of this Agreement for all purposes and (ii) has been initialed on the first page thereof by the Chairman, the Vice Chairman, the President or one of the Vice Presidents of the Seller and an authorized representative of the Buyer.

                  1.54 "Final Schedule of Assets and Liabilities" means the Schedule of Assets and Liabilities to be dated as of the Closing Date and delivered pursuant to subsection 5.8(b) hereof after the delivery of the Audited Closing Date Balance Sheet.

                  1.55 "Finance Lease" means any Transferred Financing Contract or Funded Backlog that, as of a particular date, would be classified as a "finance lease" under Financial Standards Board Statement No. 13, as amended from time to time.

                  1.56 "Financing Contract" means any Contract, whether or not in writing (including any schedule or amendment thereto or assignment, assumption, renewal or novation thereof), in existence on or prior to the Closing and any ancillary agreements thereto, which is in the form of a lease of or rental agreement with respect to Property; or any sale contract (including an installment sale contract or conditional sale agreement) arising out of the sale of Property or any secured or unsecured financing of Property; or any secured or unsecured loan, (i) with respect to which the Seller or CPLC is the lessor, seller, lender, secured party or obligee (whether initially or as an assignee), or (ii) which is between an Obligor, on one hand, and a lessor, seller, lender, secured party, obligee or assignee of any of the foregoing, on the other hand, and (A) which would be a Financing Contract if the Seller or CPLC were the lessor, seller, lender, secured party, obligee or assignee of any of the foregoing thereunder and (B) with respect to which the Seller or CPLC is entitled by virtue of assignment of the revenues or claims with respect thereto or otherwise.

                  1.57 "Funded Backlog" means any item of Transferred Backlog as to which, on or after the Closing Date, CPLC has, prior to the expiration date applicable to such item of Transferred Backlog (as reflected on the Closing Backlog Schedule), (i) entered into one or more contracts or agreements that, if such contracts or agreements were in existence as of the Closing, would, taken as a whole, constitute a Financing Contract and (ii) made a loan or advance to, or on behalf of, the Obligor thereunder or made funds available or otherwise provided financing or credit to, or on behalf of, such Obligor; provided, however, that with respect to any Transferred Backlog, if in connection with the preparation, execution or delivery of any of the contracts or agreements described in clause (i) or the making of loans or advances to, or on behalf of any Obligor thereunder or making any funds available or otherwise providing financing or credit to, or on behalf of, any Obligor thereunder, CPLC (A) increases the maximum amount for which such Transferred Backlog was approved or
(B) changes or modifies in any material respect, the general kind or type of Property to be subject to or governed by such Transferred Backlog, any Credit Enhancement requirement, the minimum acceptable yield required by CPLC with respect to such Transferred Backlog, the term of such Transferred Backlog or the identity of the Obligor or any guarantor under such Transferred Backlog (in each case, as such matters are reflected in the written credit approval relating to such Transferred Backlog), then such Transferred Backlog shall not qualify as Funded Backlog.

                  1.58 "Funded Backlog Portfolio Property" means Property with respect to which CPLC is the lessor, seller or secured party, as the case may be, pursuant to the terms of any Funded Backlog (whether initially or as an assignee).

                  1.59 "Governmental Authority" means any domestic or foreign court, tribunal, department, authority or agency of any nation, state, municipality or political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  1.60 "Gross Receivables Amount" means, with respect to the Transferred Financing Contracts reflected on the Audited Closing Date Balance
Sheet:

                  (i) with respect to any such Transferred Financing Contract that is a Finance Lease, the sum of, without duplication, the following amounts as they are reflected on the Audited Closing Date Balance
         Sheet: (A) all unpaid scheduled contractual payments under such Finance Lease whether such payments are due and payable or are in the form of rent, fees or interest (but excluding any payments not associated with the financing of any Portfolio Property subject to or governed by such Finance Lease); plus (B) the Residual of the Portfolio Property that is subject to or governed by such Finance Lease; plus (C) any unamortized amounts incurred in connection with the origination or acquisition of such Finance Lease including, without limitation, commissions, incentive compensation, expenses or bonuses; and

                  (ii) with respect to any such Transferred Financing Contract that is an Operating Lease, the sum of, without duplication, the following amounts as they are reflected on the Audited Closing Date Balance Sheet: (A) any unamortized amounts incurred in connection with the origination or acquisition of such Operating Lease including, without limitation, commissions, incentive compensation, expenses or bonuses; plus (B) the aggregate amount of the Seller's original cost of the Portfolio Property that is subject to or governed by such Operating Lease.

                  1.61  "Hazardous  Material"  means any substance,  material or waste regulated by any Governmental Authority as "hazardous", "toxic", "pollutant" or "contaminant", or words of similar meaning or regulatory effect, including, but not limited to, petroleum, petroleum products, asbestos, urea formaldehyde or polychlorinated biphenyls.

                  1.62 "HSR Filing" means the notice, if any, required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the transactions contemplated hereby.

          1.63 "Inactive Employee" shall have the meaning ascribed thereto in subsection 5.6(b) hereof.

                  1.64   "Indemnification   Event"  means  any  event,   action,
proceeding or claim for which a Person is entitled to indemnification under this Agreement.

                  1.65 "Indemnitor" means the indemnifying Person in the case of any obligation to indemnify pursuant to the terms of this Agreement.

          1.66 "Intellectual Property" shall have the meaning ascribed thereto in subsection 4.1(r) hereof.

                  1.67      "IRS" means the Internal Revenue Service.

                  1.68 "Knowledge" or any similar expression, means (i) whether it is used in reference to PBCC, the Seller or CPLC, the knowledge that any director or officer of the Seller or CPLC has, after due inquiry, and the knowledge of any of David Kleinman, Gary Smith, Kirk Hudson, Larry Osmanski or Jeff Macartney, after due inquiry, and (ii) as it applies to the Buyer, the knowledge of any of Randy Wexler, Ron Rozier, Michael Maron, John Falcone or Valerie Pagliaro, after due inquiry.

                  1.69 "Later Hire" means any Inactive Employee who is hired by CPLC after the Closing in accordance with the terms of subsection 5.6(b).

                  1.70 "Law" means any domestic or foreign constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Authority and any decision, decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Authority or any arbitrator.

          1.71 "LIAS" means Lease Insurance Agency Services Corporation.

                  1.72 "LIAS Receivable" means, with respect to any Financing Contract or Securitized Financing Contract, all amounts payable by the Obligor thereunder that are allocable to property or liability insurance coverage placed through LIAS, whether such amounts constitute premium reimbursement or service charges related to placement or administration of such insurance coverage.

                  1.73 "Lien" means any title defect, conflicting claim of ownership, lease, sublease, bailment, conditional sales contract, option to acquire, right of first refusal, assignment, privilege, levy, execution, seizure, attachment, garnishment, security interest, ownership interest, covenant, restriction, reservation, order, decree, judgment, stipulation, settlement, objection, mortgage, charge, pledge, lien, claim or other encumbrance whatsoever, whether fixed or floating and howsoever created or arising.

                  1.74  "Limited  Survival  Tax  Representations"   means  those
representations and warranties of the Seller, PBCC and CPLC, in subsections 4.1(n)(i), (ii), (iii), (iv), (v), (vi), (vii), (xi) and (xiv).

                  1.75 "Loss Reserve" means 4.46% of the excess of the Gross Receivables Amount over the amount of Receivable Deductions, in each case as such amounts are reflected on the Special Report.

                  1.76 "Material Adverse Effect" means a material adverse effect on the Transferred Assets or on the operations or financial condition of the Business, taken as a whole, other than any effect attributable to, or resulting from, any general change in economic conditions or from the decreased dollar volume of transactions submitted for funding to, and funded by, the Seller since May 31, 1998.

                  1.77 "Material Contract" means any Contract, whether or not in writing, (other than Financing Contracts) which (i) calls for the payment by or on behalf of the Seller of $50,000 or more, or calls for the delivery by the Seller of goods or services with a fair market value of $50,000 or more, or (ii) provides for the Seller to receive any payments of, or any Property (other than Portfolio Property) with a fair market value of, $50,000 or more or (iii) otherwise is material to the Transferred Assets or the Business.

                  1.78 "May 31 Balance Sheet" means the pro forma balance sheet of CPLC as of May 31, 1998, including the notes, schedules and exhibits thereto, attached hereto as Annex E.

          1.79 "Net Finance Receivables Balance" means, as of any date:

                       (i) with respect to any Transferred Financing Contract or Funded Backlog that qualifies on such date as a Finance Lease, the sum of the following amounts, as reflected on the general ledger of CPLC as of such date: (A) all unpaid scheduled contractual payments under such Finance Lease (whether or not due); plus (B) the Residual, if any, of any Portfolio Property or Funded Backlog Portfolio Property that is subject to or governed by such Finance Lease; plus (C) any unamortized amounts incurred in connection with the origination or acquisition of such Finance Lease including, without limitation, commissions, incentive compensation, expenses or bonuses; plus (D) any other amounts due and owing under such Finance Lease including, without limitation, any Taxes, any amounts owed by the Obligor thereunder in respect of any claims for any breach or default by such Obligor under such Finance Lease or any unpaid late charges, out-of-pocket costs or expenses (including collection costs), in each case attributable to, or incurred in connection with, such Finance Lease; minus (E) the unearned finance charges, interest or other charges in the nature of finance charges related to such Finance Lease; minus (F) any funds held by CPLC as collateral or security for the Obligor's performance under such Finance Lease; and

                      (ii) with respect to any Transferred Financing Contract or Funded Backlog that qualifies on such date as an Operating Lease, the sum of the following amounts, as reflected on the general ledger of CPLC as of such date: (A) the Seller's original cost of the Portfolio Property or Funded Backlog Portfolio Property, as applicable, subject to or governed by such Operating Lease; plus (B) all billed and unpaid scheduled contractual payments under such Operating Lease as of such date; plus (C) any unamortized amounts incurred in connection with the origination or acquisition of such Operating Lease including, without limitation, commissions, incentive compensation, expenses or bonuses as of such date; minus (D) the accumulated depreciation attributed to such Operating Lease and any related Portfolio Property or Funded Backlog Portfolio Property, as applicable, as of such date; plus (E) any other amounts due and owing under such Operating Lease as of such date, including, without limitation, any Taxes, any amounts owed by the Obligor thereunder in respect of any claims for any breach or default by such Obligor under such Operating Lease or any unpaid late charges, out-of-pocket costs or expenses (including collection costs) in each case attributable to, or incurred in connection with, such Operating Lease; minus (G) any funds held by CPLC as of such date as collateral or security for the Obligor's performance under such Operating Lease.

                  1.80 "New Scorecard Transactions" means any Financing Contract, the creditworthiness of which was evaluated by the Seller using the credit evaluation policy implemented by the Seller on November 1, 1994 and which is defined in the Seller's Lease Management System in a marketing database information record under a database field entitled "scorecard" (Attribute #77) that contains a value of "A" under such database field.

                  1.81 "90 Days Delinquent" means any Financing Contract that the Seller's lease accounting system reports as 90 days delinquent, as of the Closing Date.

                  1.82 "Non-Assumable Claim" means any claim, action or proceeding (i) involving any Governmental Authority, (ii) seeking injunctive relief, (iii) involving a class action, (iv) involving allegations of criminal activities or (v) involving allegations of violations of any Laws.

                  1.83 "Noncompetition/Nonsolicitation Agreement" means a Noncompetition/Nonsolicitation Agreement, dated as of the Closing Date, between PBI and the Buyer, incorporating in substance all of the terms and conditions set forth in Section 5.1 hereof.

                  1.84 "Obligor" means, with respect to any Financing Contract, any Person that is an obligor or lessee under such Financing Contract and, with respect to any Backlog, any Person that will be an obligor or lessee under any contract or agreement entered into in the event such Backlog becomes Funded Backlog.

                  1.85 "180 Days Delinquent" means any Transferred Financing Contract or Funded Backlog that CPLC reports as 180 days delinquent, which shall be calculated in a manner that is consistent with the method used by the Seller's lease accounting system as in effect as of the Closing Date for determining whether a Financing Contract is 180 days delinquent.

                  1.86  "Operating   Bulletins"   means  all  of  the  Operating
Bulletins of the Seller attached hereto as Annex J.

                  1.87  "Operating   Lease"  means  any  Transferred   Financing
Contract or Transferred Backlog that, as of a particular date, would be classified as an "operating lease" under Financial Standards Board Statement No. 13, as amended from time to time.

                  1.88 "Other Assets" means any assets reflected on the Audited Closing Date Balance Sheet that are not included in the calculation of the Gross Receivables Amount.

                  1.89 "Other Liabilities" means any liabilities, obligations or contra accounts reflected on the Audited Closing Date Balance Sheet other than
(i) any liabilities, obligations or contra accounts that are included in the calculation of the Receivable Deductions or (ii) the Loss Reserve.

          1.90 "Partial Payment" shall have the meaning ascribed thereto in subsection 5.20(c) hereof.

                  1.91 "PBCC" shall have the meaning ascribed thereto in the prologue hereof.

                  1.92 "PBGC" means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA, or any entity succeeding to any or all of its functions.

          1.93 "PBI" means Pitney Bowes Inc., a Delaware corporation.

                  1.94 "PBI Guaranty" means that certain Guaranty, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

                  1.95 "Permitted Lien" means (i) any Lien for Taxes not yet due and payable, (ii) any mechanic's or materialman's lien which an Obligor under a Transferred Financing Contract is required to remove and (iii) any other Lien permitted in accordance with the terms of any Transferred Financing Contract that does not materially affect the value of the Seller's or CPLC's interest in the Portfolio Property subject to such Lien.

                  1.96 "Person" means an individual, corporation, partnership, limited liability company, trust, unincorporated organization or any other entity, including a Governmental Authority, and words having a similar meaning.

          1.97 "Plans" shall have the meaning ascribed thereto in subsection 4.1(j)(i) hereof.

                  1.98 "Portfolio Property" means Property with respect to which the Seller or CPLC is the lessor, seller or secured party, as the case may be, pursuant to the terms of a Transferred Financing Contract (whether initially or as an assignee).

                  1.99 "Program Agreement" means any Contract, whether or not in writing, between the Seller or CPLC and any lessor, seller, lender, supplier, broker, vendor, franchisor, manufacturer or contractor, pursuant to which such lessor, seller, lender, supplier, broker, vendor, franchisor, manufacturer or contractor refers or otherwise directs transactions to the Seller or CPLC, or pursuant to which the Seller or CPLC acquires, or agrees from time to time to acquire, financial instruments which, if acquired by the Seller or CPLC prior to the Closing, would be Financing Contracts.

                  1.100 "Property" means all property and assets of whatsoever nature, including, but not limited to, personal property (whether tangible or intangible), claims, rights and choses in action.

                  1.101 "Public Sector Financing Contract" means any Financing Contract (including any amendment thereto or any renewal, assignment, assumption or novation thereof) to which any Governmental Authority is a party.

          1.102  "Purchase  Price"  shall have the meaning  ascribed  thereto in
     Section 2.2 hereof.

                  1.103 "Qualified Settlement Offer" shall have the meaning ascribed thereto in subsection 5.4(h)(iii) hereof.

          1.104 "Quarterly Credit Loss Report" shall have the meaning ascribed thereto in subsection 5.7(b) hereof.

                  1.105 "Receivable Deductions" means, with respect to the Transferred Financing Contracts reflected on the Audited Closing Date Balance
Sheet:

                       (i) with respect to any such Transferred Financing Contract that is a Finance Lease, the sum of, without duplication, the following amounts as they are reflected on the Audited Closing Date Balance Sheet: (A) any unearned income related to such Finance Lease (whether in the form of rent, fees or interest); plus (B) any amounts required to be paid by the Seller or CPLC in connection with the origination or acquisition of such Finance Lease including, without limitation, commissions, incentive compensation, expenses or bonuses; plus (C) any security deposits, unapplied advance rental, financing payments or dealer investments related to such Finance Lease that are held by CPLC as a result of the Contribution Transaction; and

                      (ii) with respect to any such Transferred Financing Contract that is an Operating Lease, the sum of, without duplication, the following amounts as they are reflected on the Audited Closing Date Balance Sheet: (A) all of the accumulated depreciation relating to the Portfolio Property subject to or governed by such Operating Lease; plus
         (B) any amounts required to be paid by the Seller or CPLC in connection with the origination or acquisition of such Operating Lease including, without limitation, commissions, incentive compensation, expenses or bonuses; plus (C) any security deposits, unapplied advance rental or dealer investments related to such Operating Lease that are held by CPLC as a result of the Contribution Transaction.

                  1.106     "Recomm" means Recomm International Ltd.

                  1.107 "Recomm Assets" means any Financing Contracts relating to equipment supplied by Recomm or any of its Subsidiaries.

          1.108 "Recoveries" shall have the meaning ascribed thereto in subsection 5.7(g) hereof.

                  1.109 "Reimbursement Threshold" means an amount equal to 8.60% of the excess of the Gross Receivables Amount over the amount of Receivable Deductions, in each case as such amounts are reflected in the Special Report.

                  1.110 "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment of Hazardous Materials.

                  1.111 "Residual" means (i) with respect to any item of Portfolio Property an amount equal to the excess of (A) the value of such item of Portfolio Property upon the expiration of the Transferred Financing Contract to which it is subject, as determined by the Seller and established and reflected on its Books and Records at the inception of such Transferred Financing Contract over (B) any write downs or reductions made by the Seller to such value prior to the consummation of the Contribution Transaction, if any and
(ii) with respect to any item of Funded Backlog Portfolio Property as of any date, an amount equal to the excess of (A) the value of such item of Funded Backlog Portfolio Property upon the expiration of the Funded Backlog to which it is subject, as determined by CPLC and established and reflected on its Books and Records at the date such transaction first qualifies as Funded Backlog over (B) any write downs or reductions made by CPLC to such value prior to such date, if any.

                  1.112 "Retained Names and Marks" means, collectively, the names set forth on Annex F attached hereto and any word, name, phrase, symbol, logo or device in which PBCC or PBI has any interest, by itself or in combination with any other word, name, phrase, symbol, logo or device, or any similar variation of any of the foregoing.

                  1.113 "Schedule" means one of the several written schedules to this Agreement, each of which (i) is hereby incorporated into and made a part of this Agreement for all purposes and (ii) has been initialed on the first page thereof by the Chairman, the Vice Chairman, the President or one of the Vice Presidents of the Seller and an authorized representative of the Buyer.

                  1.114 "Schedule of Assets and Liabilities" means a report in substantially the form attached hereto as Exhibit B.

                  1.115 "Securitized Financing Contracts" means the transactions sold, transferred or otherwise conveyed by the Seller pursuant to any of the agreements described on Annex G.

                  1.116 "Securitized Portfolio Property" means any Property with respect to which the Seller was the lessor, seller or secured party (whether initially or as an assignee) and which is subject to or governed by the terms of one of the Securitized Financing Contracts.

                  1.117 "Selected Accounting Firm" means a public accounting firm with nationally recognized auditing expertise, which shall be jointly selected by the Buyer's Accountants and the Seller's Accountants to resolve any dispute arising pursuant to Section 5.3, 5.5, 5.7 or 5.15 hereof.

                  1.118 "Seller" shall have the meaning ascribed thereto in the prologue hereof.

          1.119 "Seller FSA" shall have the meaning ascribed thereto in subsection 5.6(g) hereof.

          1.120 "Seller Indemnified Parties" shall have the meaning ascribed thereto in subsection 5.4(f) hereof.

          1.121 "Seller Related Documents" shall have the meaning ascribed thereto in subsection 5.4(a) hereof.

                  1.122 "Seller's Accountants" means PricewaterhouseCoopers LLP or any public accounting firm with nationally recognized auditing expertise (other than the Buyer's Accountants), as selected by the Seller.

                  1.123  "Seller's  Special  Counsel" means Kelley Drye & Warren
LLP.

          1.124 "Seller Vacation Policy" shall have the meaning ascribed thereto in Section 5.6 hereof.

                  1.125 "Servicing Agreement" means the Servicing Agreement among CPLC, the Buyer, the Seller and PBCC, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

                  1.126 "Settlement Date" means the third business day following the date of delivery to the Buyer and the Seller of the Audited Closing Date Balance Sheet and the Special Report as provided in Section 5.5 hereof.

                  1.127 "Settlement Rate" means, on any date, the federal funds rate reported in the "Money Rates" section of the Eastern edition of The Wall Street Journal published for such date. In the event The Wall Street Journal ceases publication of the federal funds rate or fails on any particular date to publish such rate, the Settlement Rate shall mean the rate for the last transaction in overnight federal funds arranged prior to such date by The Chase Manhattan Bank.

                  1.128 "Special Adjustments" means any steps or actions necessary to cause the Draft Closing Date Balance Sheet, the Audited Closing Date Balance Sheet and the calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve to (i) reflect all assets or liabilities, the existence of which is known on the date the Buyer's Accountants deliver the audited Draft Closing Date Balance Sheet to the Buyer and the Seller pursuant to the provisions of subsection 5.5(a) hereof, and which, as of the Closing Date, were assets or liabilities (as the case may be) of CPLC, including any asset or liability that would not be deemed to be material to CPLC, under any of the accounting principles (including accounting methods, practices or procedures) set forth on Schedule 5.5(a) and (ii) exclude any asset or liability which should not have been reflected on the Draft Closing Date Balance Sheet or in the calculation of the Gross Receivables Amount or the amount of the Receivable Deductions, the Other Assets, the Other Liabilities or the Loss Reserve irrespective of whether such asset or liability would be deemed to be material to CPLC under any of the accounting principles (including accounting methods, practices or procedures) set forth on Schedule 5.5(a).

                  1.129 "Special Report" means the final audited calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve and the Buyer's Accountants' final special report thereon, each prepared and certified by the Buyer's Accountants in accordance with the provisions (including those pertaining to the resolution of disputes with respect thereto) of Section 5.5 hereof.

          1.130 "Special Representation(s)" shall have the meaning ascribed thereto in subsection 5.4(b)(i) hereof.

                  1.131 "Straddle Period" means any taxable year or period of CPLC beginning before and ending after the Closing Date.

                  1.132 "Subsidiary" of any Person means any other Person directly or indirectly controlled by such Person and, for this purpose "control" means (i) the ownership of a majority of securities having the ability to elect a majority of such other Person's directors, managers, trustees or other officials having similar management functions, or (ii) the ability to control or direct the management or policies of such other Person.

                  1.133 "Taxes" means all taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions (including, but not limited to, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise (including, but not limited to, the Federal communications excise tax under Code Section
4251), severance, stamp (including, but not limited to, the Florida Documentary Stamp Tax), occupation, premium, real property, personal property, Federal highway use, commercial rent, environmental (including, but not limited to, taxes under Code Section 59A) or windfall profit tax, social services, goods and services, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax.

                  1.134 "Tax Exempt Public Sector Financing Contract" means a Public Sector Financing Contract in respect of which the interest income received by the Seller has been treated on its Books and Records as exempt from federal income tax pursuant to Section 103 of the Code or any predecessor thereof.

                  1.135 "Tax Return" means any return, declaration, report, claim for refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

                  1.136 "Tax Sharing Agreement" shall have the meaning ascribed thereto in subsection 4.1(n)(xvi) hereof.

          1.137 "Third Party Beneficiary" shall have the meaning ascribed thereto in Section 7.12 hereof.

          1.138 "Title IV Plans" shall have the meaning ascribed thereto in subsection 4.1(j)(ii) hereof.

                  1.139 "Transfer Taxes" means any real property transfer or gains tax, sales tax, use tax, stamp tax, stock transfer tax or other similar tax, including any penalties, interest and additions to tax.

                  1.140 "Transferred Assets" means all of the assets, Properties, Contracts or claims of any kind or description (whether tangible or intangible, real, personal or mixed) of the Seller, wherever located (including, without limitation, true, correct and complete copies of all Contracts evidencing, constituting, relating to or otherwise arising out of, any of the Securitized Financing Contracts) existing as of the effectiveness of the Contribution Transaction but excluding the Excluded Assets.

                  1.141 "Transferred Backlog" means any Backlog in effect as of the effectiveness of the Contribution Transaction that is not an Excluded Asset.

                  1.142 "Transferred Financing Contract" means any Financing Contract in effect as of the effectiveness of the Contribution Transaction that is not an Excluded Asset.

                  1.143 "Transferred Names and Marks" means, collectively, the names set forth on Annex H attached hereto and any word, name, symbol or device in which the Seller has any interest, by itself or in combination with any other word, name, symbol or device, or any similar variation of any of the foregoing.

                  1.144 "WARN" means the Workers Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et seq., and any comparable domestic or foreign state or local Laws.

          1.145  "Welfare  Plans"  shall have the  meaning  ascribed  thereto in
     Section 5.6 hereof.

          1.146 "WPC" shall have the meaning ascribed thereto in subsection 4.1(i) hereof.

                  1.147 "Year 2000 Compliant" means, (i) with respect to data of any type that includes date information or that is otherwise derived from, dependent on or related to date information, that such data is in proper format and is accurate for all dates in the twentieth and twenty-first centuries, and
(ii) with respect to any software, microcode or hardware system or component (including any electronic or electronically controlled system or component) that processes data of any type that includes date information or that is otherwise derived from, dependent on or related to date information and that is installed in a Vdevelopment by the Seller for use in the Business or which the Seller sells, leases, licenses, assigns or otherwise provides to, or the provision or operation of which the Seller provides for, the benefit of its customers, vendors, suppliers or any third party in connection with the Business, that each such system or component accurately processes all such data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including, but not limited to, calculating, comparing, sequencing, storing and displaying such data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

          1.148 "Year 2000 Plan" shall have the meaning ascribed thereto in subsection 4.1(t) hereof.

         ARTICLE 2
                        SALE AND PURCHASE OF CPLC SHARES

                  2.1 Agreement to Sell and Purchase. Subject to the terms and conditions hereof, at the Closing, the Seller shall sell the CPLC Shares to the Buyer and the Buyer shall purchase the CPLC Shares. At the Closing, the Seller shall deliver to the Buyer the certificates representing the CPLC Shares duly endorsed to the Buyer or accompanied by duly executed stock powers so as to transfer and assign to the Buyer good and valid title to the CPLC Shares, free and clear of all Liens, and to constitute the Buyer the sole beneficial and record owner thereof.

                  2.2 Purchase Price. The purchase price (the "Purchase Price") to be paid by the Buyer to the Seller for the CPLC Shares shall be an amount equal to the aggregate of the following:

                  (a) 112.00% of an amount equal to the excess of (i) the Gross Receivables Amount, over (ii) the sum of (A) the amount of the Receivable Deductions plus (B) the amount of the Loss Reserve, as each such amount is reflected on the Special Report; plus

          (b) 100.00% of the amount of the Other Assets, as reflected on the Special Report; minus

                  (c) 100.00% of the amount of the Other Liabilities, as reflected on the Special Report.

                  2.3 Closing Payment. On or prior to 2:00 p.m. New York time, on the Closing Date, the Buyer shall pay to the Seller $789,935,846 (the "Closing Payment"), which amount shall be applied to the payment of the Purchase Price. The Closing Payment shall be made by wire transfer of immediately available funds to such account at such bank in the United States as the Seller shall designate to the Buyer in writing prior to Closing.

                  2.4 Settlement Payment. On the Settlement Date, the following amounts shall be paid by wire transfer of immediately available funds to an account in a bank in the United States designated in writing, at least two business days prior to the Settlement Date, by the recipient thereof, as follows:

                  (a) if the Purchase Price exceeds the Closing Payment, the Buyer shall pay the amount of such excess, if any, together with interest thereon for the period from, and including, the Closing Date, to, but excluding the payment date, at the Settlement Rate, to the Seller; or

                  (b) if the Closing Payment exceeds the Purchase Price, PBCC shall cause the Seller to pay the amount of such excess, if any, together with interest thereon at the Settlement Rate for the period from, and including, the Closing Date to, but excluding, the payment date, at the Settlement Rate, to the Buyer.

                  2.5 Transfer Taxes. Notwithstanding anything contained herein to the contrary, in addition to all amounts payable by the Buyer and Seller under this Agreement, the Buyer and Seller shall each be responsible for 50% of any Transfer Taxes imposed on the Seller, Buyer or CPLC resulting from, arising out of, based on or relating to, the sale of the CPLC Shares, the Election or the Contribution Transaction as and when payable pursuant to applicable Law.


                                    ARTICLE 3
                   CLOSING ARRANGEMENTS; CONDITIONS OF CLOSING

                  3.1 Closing. The Closing shall be held at the offices of the Seller's Special Counsel, 101 Park Avenue, New York, New York, on the last business day of the month in which the conditions precedent to the Closing set forth in this Agreement have been satisfied or waived, or at such other time and place as may be mutually agreed to by the parties hereto.

                  3.2 Conditions for the Buyer's Benefit. The Buyer is not obligated to consummate the transactions provided for herein unless each of the following conditions precedent has been satisfied, it being understood that these conditions are included for the exclusive benefit of the Buyer and may be waived in writing in whole or in part by the Buyer at any time, and the Seller and PBCC shall use commercially reasonable efforts to ensure that such conditions are fulfilled on or before the Closing Date:

                  (a) Representations; Covenants; Certificates. The representations and warranties of the Seller, PBCC and CPLC contained herein shall be true and correct in all material respects at the Closing, in each case with the same effect as though made at and as of such time; each of the Seller, PBCC and CPLC shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing (except to the extent waived hereunder in writing); and each of the Seller, PBCC and CPLC shall have delivered to the Buyer a certificate in form and substance reasonably satisfactory to the Buyer, dated the Closing Date, and signed on its behalf by its Chairman, Vice Chairman, President or Vice President, in his or her representative capacity (and not individually), to all such effects and certifying the satisfaction of the conditions set forth in this Section 3.2.

                  (b) No Action or  Proceeding.  No action or  proceeding  shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before any Governmental Authority to restrain, prohibit or otherwise challenge the consummation of the transactions contemplated hereby or the performance of the material obligations of the parties hereto, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions contemplated hereby would constitute a violation of Law and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Closing Date.

                  (c) Notices, Reports, Filings, Consents. All notices, reports, filings and Consents set forth on Schedule 3.2(c) attached hereto shall have been delivered or obtained, as applicable, and the Seller and PBCC shall have provided the Buyer with evidence thereof reasonably satisfactory to the Buyer.

                  (d) Contribution Transaction; Assurances. The Contribution Transaction shall have been consummated and copies of all Documents as the Buyer's Special Counsel considers reasonable, necessary or desirable validly and effectively to complete the contribution of the Transferred Assets and assignment of the Assumed Liabilities by the Seller to CPLC shall have been executed by all parties thereto and delivered to the Buyer, including, but not limited to, an Exchange Agreement and such other bills of sale or instruments of conveyance or transfer as may be reasonably required by the Buyer or the Buyer's Special Counsel.

                  (e) Good Title. The Seller shall have good title to the CPLC Shares free and clear of all Liens.

                  (f) Servicing Agreement. The Servicing Agreement shall have been duly executed and delivered to the Buyer by the Seller, PBCC and CPLC.

                  (g) Legal Opinion. The Buyer shall have received a favorable legal opinion in form and scope reasonably satisfactory to the Buyer from each of (i) Keith Williamson, Esq., General Counsel to the Seller and Pitney Bowes Financial Services and (ii) the Seller's Special Counsel.

                  (h) Power of Attorney. The Seller shall have granted each of CPLC and the Buyer a limited power of attorney appointing each of the Buyer, CPLC and their respective designees as the Seller's attorney-in-fact, for purposes of enabling each of the Buyer, CPLC and their respective designees to execute all assignment or amendment documents, and take all such other action as may be reasonably necessary, to assign, of record, to CPLC all financing statements, Liens or other evidence of ownership or interest which relate to the Transferred Assets.

                  (i) PBI Guaranty. The PBI Guaranty shall have been duly executed and delivered to the Buyer by PBI.

                  (j)     Noncompetition/Nonsolicitation      Agreement.     The
Noncompetition/ Nonsolicitation Agreement shall have been duly executed and delivered to the Buyer by PBI.

                  (k) Taxes. The Seller shall have paid any Taxes that are due and owing and that it is required to pay under Section 2.5 hereof and provided the Buyer with evidence thereof reasonably satisfactory to the Buyer.

                  (l)    Authorizations.    CPLC   shall   have   obtained   all
Authorizations set forth on Schedule 3.2(l) attached hereto and provided the Buyer with evidence thereof reasonably satisfactory to the Buyer.

                  (m) Reserves. The Seller shall have caused the aggregate amount of the reserves for doubtful accounts reflected on the general ledger of CPLC to be at least equal to the amount specified by the Buyer to the Seller pursuant to subsection 5.16(c) hereof and provided the Buyer with evidence thereof reasonably satisfactory to the Buyer.

                  (n) Modifications to Insurance Cover. The Seller shall have obtained the written consent of the insurance carriers with which LIAS has placed property or liability insurance with respect to any Portfolio Property to the partial assignment of the property insurance policy and the liability insurance policy to CPLC, taken all actions necessary or desirable to permit the naming of CPLC as the beneficiary under each such policy with respect to the Portfolio Property insured under such policies and, in each case, the Seller shall have provided the Buyer with evidence thereof reasonably satisfactory to the Buyer and the aggregate fees or other amounts required to be paid to such carriers in connection with the matters set forth in this subsection (m), if any, shall not exceed $250,000.

                  3.3 Conditions for the Benefit of PBCC and the Seller. Neither PBCC nor the Seller is obligated to consummate the transactions herein provided for unless each of the following conditions precedent has been satisfied, it being understood that these conditions are included for the exclusive benefit of PBCC and the Seller and may be waived in writing in whole or in part by PBCC and the Seller at any time, and the Buyer shall use commercially reasonable efforts to ensure that such conditions are fulfilled on or before the Closing Date:

                  (a) Representations; Covenants; Certificate. The representations and warranties of the Buyer contained herein shall be true and correct in all material respects at the Closing, in each case with the same effect as though made at and as of such time; the Buyer shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing (except to the extent waived hereunder in writing); and the Buyer shall have delivered to the Seller and PBCC a certificate of the Buyer in form and substance reasonably satisfactory to the Seller and PBCC, dated the Closing Date, and signed on the Buyer's behalf by its authorized representative, in his or her representative capacity (and not individually), to all such effects and certifying the satisfaction of the conditions set forth in this Section 3.3.

                  (b) No Action or  Proceeding.  No action or  proceeding  shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before any Governmental Authority to restrain, prohibit or otherwise challenge the consummation of the transactions contemplated hereby or the performance of the material obligations of the parties hereto, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions contemplated hereby would constitute a violation of Law and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Closing Date.

                  (c) Notices, Reports, Filings, Consents. All notices, reports, filings and Consents set forth on Schedule 3.3(c) attached hereto shall have been delivered or obtained, as applicable.

                  (d) Taxes. The Buyer shall have paid any Taxes that are due and owing and that it is required to pay under Section 2.5 hereof and provided PBCC and the Seller with evidence thereof reasonably satisfactory to them.

                  (e) Servicing Agreement. The Servicing Agreement shall have been duly executed and delivered to the Seller and PBCC by the Buyer and CPLC.

                  (f) Legal Opinion. The Seller shall have received a favorable legal opinion in form and scope reasonably satisfactory to the Seller from each of (i) Monica M. Gaudiosi, Esq., Business General Counsel, counsel to the Buyer and (ii) the Buyer's Special Counsel.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                  4.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer, upon each of which representations and warranties the Buyer specifically relies, as follows:

                  (a) Corporate Power and Qualification. The Seller (i) is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) has full corporate power to own, operate, lease and dispose of all or any portion of the Transferred Assets and to conduct the Business, as presently conducted by it; and (iii) is duly licensed, registered or qualified and authorized to conduct business in each jurisdiction in which it owns or leases Property or conducts the Business, to the extent required to enable the Business to be conducted as now conducted, and all such licenses, registrations, qualifications and Authorizations are valid and subsisting and in good standing. Schedule 4.1(a) attached hereto contains true and correct copies of the certificate of incorporation (including all amendments thereto through the date hereof) and the bylaws, each as in effect on the date hereof, of the Seller.

                  (b) Corporate Authority. The Seller has the full power, legal right, corporate power and authority to execute, deliver and perform this Agreement and all of the other documents required to be delivered by it in connection herewith and to do all acts and things as are expressly required or contemplated hereunder or thereunder to be done, observed or performed by it (including consummation of the Contribution Transaction).

                  (c) Valid Authorization. The execution, delivery and performance by the Seller of this Agreement and all of the other documents required to be delivered by it in connection herewith and the taking of all acts and things as are required or contemplated hereunder or thereunder to be done, observed or performed by it (including consummation of the Contribution
Transaction) have been duly authorized by all necessary corporate and stockholder action.

                  (d) Violation of Other Instruments and No Defaults. Except as set forth on Schedule 4.1(d), none of the execution and delivery of this Agreement or any other document required to be delivered by the Seller in connection herewith, the fulfillment or compliance with any of the terms hereof or thereof or the consummation of the transactions contemplated hereby or thereby does or will, with or without the giving of notice and/or the passage of time, violate, conflict with or constitute a breach of or a default under (i) any Contract (whether or not in writing) to which the Seller or any of its Subsidiaries is a party or any of its or their respective Properties are subject, (ii) the certificate of incorporation or bylaws of the Seller or any of its Subsidiaries or (iii) any Law to which the Seller or any of its Subsidiaries is subject; nor will such execution, delivery, fulfillment, compliance or consummation result either in acceleration in the time for performance of any obligation of the Seller relating to or affecting any of the Transferred Assets or the Assumed Liabilities or in the creation of any Lien upon any of the Transferred Assets other than Liens in favor of the Buyer; provided, however, that the representation made in clause (i) above shall be conditioned on the delivery of the notices, reports or filings and the receipt of the Consents, in each case, that are set forth on Schedule 4.1(e), it being understood that those Consents set forth on Schedule 3.2(c) shall be obtained prior to the Closing Date unless waived by the Buyer.

                  (e) Notices, Reports, Filings and Consents. Except as set forth on Schedule 4.1(e) attached hereto and other than the HSR Filing, no notices, reports or other filings are required to be made by the Seller, nor are any Consents required to be obtained by the Seller, in connection with the execution and delivery of this Agreement, any document required to be delivered by the Seller in connection herewith or the consummation of the transactions contemplated hereby or thereby.

                  (f) Enforceable Agreements. This Agreement and all of the other documents to be executed by the Seller in connection herewith or in connection with the Contribution Transaction have been, or will have been at the Closing, as applicable, duly executed and delivered by the Seller and are or will be at the Closing, as applicable, valid and binding obligations of the Seller enforceable in accordance with their terms, except as such enforceability may be limited by the Bankruptcy Exception.

                  (g) Shares. When issued by CPLC to the Seller as part of the Contribution Transaction, the CPLC Shares will constitute all of the issued and outstanding shares of capital stock of CPLC and, as of the Closing, will have been duly authorized and validly issued and will be fully paid, nonassessable and free of preemptive rights and, as of the Closing, be held of record and owned beneficially by the Seller, free and clear of any Liens. Except as contemplated by the Contribution Transaction or this Agreement, there are no outstanding or authorized options, convertible or exchangeable securities or instruments, warrants, rights, calls, puts, rights to subscribe, conversion rights or other Contracts (whether or not in writing) to which the Seller, PBCC or CPLC is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of CPLC. There are no outstanding stock appreciation, phantom stock or similar rights with respect to CPLC. There are no voting trusts, proxies or other Contracts (whether or not in writing) with respect to the voting of any capital stock of CPLC.

                  (h) Litigation. Except as set forth on Schedule 4.1(h) attached hereto, there is no civil, criminal or administrative action, suit, proceeding, claim, inquiry, hearing, investigation or proceeding (including, but not limited to, any counter-claim) before any arbitrator or before or by any Governmental Authority pending or, to the Seller's Knowledge, threatened, by or against the Seller or CPLC (i) relating to or affecting the Transferred Assets, the Assumed Liabilities or the CPLC Shares, (ii) relating to or affecting the Business, except for routine collection actions that have been commenced and are being prosecuted by the Seller in the ordinary course of its business and consistent with its past practices or (iii) for the purpose of restraining, enjoining, preventing or invalidating this Agreement or the consummation of the transactions contemplated hereby or otherwise claiming that any of the foregoing are improper. Except as set forth on Schedule 4.1(h) or on Schedule 4.1(n), the Seller has not been the subject of any proceeding, nor to the Seller's Knowledge has there been any investigation, by or before any Governmental Authority, in either case, relating to the business practices of the Seller from January 1, 1993 through the Closing Date.

                  (i) No Brokers. The Seller has not entered into any agreement that would entitle any Person to any valid claim against CPLC or the Buyer for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the CPLC Shares or any other transactions contemplated by this Agreement, except for Wasserstein Perella & Co., Inc. ("WPC"), all of the fees and expenses of which are for the Seller's and PBCC's account.

                  (j)       Employee Benefit Plans, etc.

                       (i)  Schedule  4.1(j)(i)  attached  hereto sets forth all
         "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentives, equity or equity-based compensation, or deferred compensation arrangements, stock purchases, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship programs (collectively, "Benefit Plans"), in any case, maintained by the Seller, or to which the Seller contributed or is obligated to contribute thereunder for current or former employees of the Seller (the "Plans"). Except as set forth on Schedule 4(j)(i), none of the current or former employees of the Seller participate in any Benefit Plan sponsored or maintained by an ERISA Affiliate. Schedule 4.1(j)(i) separately sets forth those Plans that are maintained or sponsored by the Seller.

                      (ii) Schedule 4.1(j)(ii) attached hereto separately sets forth all "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, to which the Seller or any trades or businesses (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with the Seller under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") contributed or has ever been obligated to contribute thereunder at any time during the six (6) years ending on October 31, 1998 (the "Title IV Plans") and, as of the most recent plan valuation date, the "accumulated benefit obligations", and the "projected benefit obligations" of each Title IV Plan that is currently sponsored by the Seller or any ERISA Affiliate using the actuarial assumptions used by each such plan's actuary for FAS 87 purposes, together with the fair market value of the assets of each such Plan. None of the Title IV Plans is a multiemployer plan, as defined in Section 3(37) of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA.

                     (iii) The Seller has made available or delivered to the Buyer true, correct and complete copies of the following documents with respect to each of the Plans, to the extent applicable: (A) summary plan descriptions, (B) written summaries of any Plans for which summary plan descriptions are not required and (C) material written communications to employees relating to the Plans which change the terms set forth in clauses (A) or (B) above.

                      (iv) To the Seller's Knowledge, the Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Laws.

                       (v) To the Seller's Knowledge, the Plans that are intended to be qualified under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and, to the Seller's Knowledge, nothing has occurred with respect to the operation of such Plans which is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                      (vi) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Plans by the Seller or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid on or prior to the Closing Date.

                     (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any compensation payment in excess of $10,000 becoming due to any employee (current, former or retired) of the Seller as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than benefit payments under the Plans made in the ordinary course.

                  (k) Employees and Labor.  Schedule 4.1(k) attached hereto sets forth all of the employees of the Seller as of September 30, 1998. None of the Employees is represented in his or her capacity as an employee of the Seller by any labor organization, nor has the Seller recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any Employees, nor has the Seller entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees. There is no union organization activity involving any of the Employees, pending or threatened, nor has there ever been union representation involving any of the Employees. There is no picketing, strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees, pending or, to the Knowledge of the Seller, threatened. There are no complaints, charges or claims against the Seller pending or, to the Seller's Knowledge, threatened, which could be brought or filed with any Governmental Authority or arbitrator resulting from, arising out of, based on or relating to, the employment or termination of employment or failure to employ by the Seller, of any individual. The Seller is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, safety and health, workers'
compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Seller within the prior six months.

                  (l) Compliance with Applicable Laws. The Seller is, and at all times has been, conducting the Business in compliance with all Laws (including, but not limited to, Laws pertaining to usury, truth in lending, credit reporting, equal credit opportunity, installment or conditional sales and sales financing) of each jurisdiction in which the Business is being conducted. Neither the billing and collection nor the enforcement of any Transferred Financing Contract or any Credit Enhancement related thereto in accordance with the written terms of any contract, agreement or commitment applicable thereto will result in the violation of any Laws enacted, promulgated or issued by any Governmental Authority. The Seller has, and at all times in the past had, all Authorizations and has conducted the Business and has owned and operated each of the Transferred Assets at all times in compliance with all Laws and all such Authorizations. Neither the Seller nor CPLC has received any written notice of violation of any Law from any Governmental Authority. The Seller is not subject to any judgment, writ, decree, injunction or order of any Governmental Authority relating to the acquisition, collection or administration of any Financing Contracts or the disposition of any Portfolio Property or, in either case, any transactions or activities incidental thereto. The Seller is not required to comply with any applicable "bulk sales" Law relating to transfers governed by
Article 6 of the Uniform Commercial Code or any other applicable Laws relating to bulk transfers (other than Tax Laws) in connection with the Contribution Transaction.

                  (m)       Transferred Financing Contracts.

                       (i) Validity of Transferred Financing Contracts. Each Transferred Financing Contract and each Credit Enhancement related thereto constitutes and arose out of a bona fide business transaction entered into in the ordinary course of business of the Seller,
         consistent  with  its  past  practices,   and  is  valid,  binding  and
         enforceable by the Seller against the lessee, obligor or borrower thereunder in accordance with its written terms, except as may be limited by the Bankruptcy Exception. Each Transferred Financing Contract and each Credit Enhancement related thereto is unamended from its terms (as in effect at the origination of such Financing Contract) except as has occurred in the ordinary course of business, and each of such amendments has been accurately and adequately recorded in the Books and Records of the Seller relating thereto. Except as set forth on Schedule 4.1(m)(i) attached hereto, each Transferred Financing Contract and each Credit Enhancement related thereto is without any default thereunder by the Seller or CPLC. No Obligor under any Transferred Financing Contract has acquired any Portfolio Property, any interest in any Portfolio Property or the use of any Portfolio Property pursuant to any such Transferred Financing Contract for personal, family or household use. No Obligor under any Transferred Financing Contract is required under any applicable Law to withhold from payments on any such Transferred Financing Contract any amounts, whether for the payment of Taxes to any Governmental Authority or otherwise. The Seller has in its possession, has made available to the Buyer, and in connection with the Contribution Transaction, will transfer possession to CPLC of a fully executed original of any lease or note (and an executed original or a true and correct copy of all other material supporting certificates and related Documents) comprising each Transferred Financing Contract and each related Credit Enhancement and all other Documents required by the credit or investment approval relating thereto. The Seller has in its possession Documents sufficient to establish the original cost or value (as used by the Seller) of all Portfolio Property for purposes of determining personal property Tax liability. All payments pursuant to each Transferred Financing Contract are made directly to the Seller and, after the Closing, will be made directly to CPLC. The Seller is not, nor has it been, nor is it committed to become, a party to any Contract with respect to the Residual of any Portfolio Property except for certain Contracts, entered into in the ordinary course of the Seller's business and consistent with its past practices, pursuant to which the Seller has the right, but not any duty or obligation, to require a broker or vendor to repurchase the residual interest in certain Portfolio Property that is specifically identified in such Contract. The Books and Records of the Seller in respect of each Transferred Financing Contract accurately and adequately reflect the status of all payments due thereunder and any written notices received from any Obligor thereunder or any insurer of Portfolio Property that is subject thereto or governed thereby.

                      (ii) Location and Use of Portfolio Property. The Portfolio Property subject to or governed by any Transferred Financing Contract
         (A) has been delivered to and accepted by the Obligor under such Transferred Financing Contract in accordance with the terms thereof,
         (B) is required under such Transferred Financing Contract to be in good operating condition and to be properly maintained by the Obligor thereunder and (C) is required under such Transferred Financing Contract to be situated at the premises referred to in such Transferred Financing Contract or if such Portfolio Property may be relocated, requires the Obligor thereunder to provide notice of such relocation to the Seller.

                     (iii) Ownership of/Liens on Portfolio Property. Each item of Portfolio Property is accurately described in the Transferred Financing Contract related to such Portfolio Property. Except as disclosed on Schedule 4.1(m)(iii) attached hereto: (A) the Seller has and, after giving effect to the Contribution Transaction, CPLC will have, with respect to each item of Portfolio Property, either (1) good and valid title to such Portfolio Property, free and clear of all Liens other than (I) Permitted Liens and (II) options to acquire Portfolio Property that were granted by the Seller to an Obligor or a broker, to the extent that such options are properly reflected on the Final Schedule of Assets and Liabilities or (2) a valid first priority security interest, governed by or subject to a Transferred Financing Contract, which has been duly perfected (including, but not limited pursuant to, all appropriate Uniform Commercial Code filings), when and as required by the Seller's written operating procedures pertaining to such matters, a copy of which is set forth on Schedule 4.1(m)(iii); (B) none of the Portfolio Property is a vessel or an aircraft; (C) no Person has an option to purchase any item of Portfolio Property for a fixed amount less than the Residual thereof; (D) each item of Portfolio Property complies in all respects with all Laws applicable to such Portfolio Property, except that the Seller makes no representation as to whether the use of Portfolio Property by the Obligor complies with all applicable Laws; and (E) each Transferred Financing Contract that relates to any item of Portfolio Property requires the Obligor thereunder (and not the Seller or any other Person) to obtain and maintain insurance against loss or damage with respect to such item of Portfolio Property.

                      (iv)  Defenses,  etc.  Except  as set  forth  on  Schedule
         4.1(m)(iv) attached hereto, each Transferred Financing Contract and each Credit Enhancement related thereto is, or as of the Closing Date will be, in full force and effect, free and clear of any Liens (whether or not perfected) except for Permitted Liens, and not subject to any defense, offset, claim, right of rescission or counterclaim by the Obligor, in the case of a Transferred Financing Contract, or by the obligor thereunder in the case of any Credit Enhancement related thereto, or, in either case, any Person claiming under any such right. The Seller has not taken any action or failed to take any action, in respect of any Portfolio Property, which would materially jeopardize or prejudice the good standing, binding effect or enforceability of any manufacturer's warranty relating to such Portfolio Property, and the Seller has not amended, cancelled, extended, modified, assigned or encumbered any of such warranties, other than to the extent of the rights of the Obligor provided for in the related Transferred Financing Contract.

                       (v) No Warranties by the Seller. The Seller has not made any representation or warranty, express or implied, to any Person as to the condition, design, operation, fitness for use, maintenance, value or marketability of any Portfolio Property.

                      (vi) Default Provisions. Each Transferred Financing Contract contains commercially reasonable default provisions, and remedial provisions in respect thereof, which can reasonably be expected to enable CPLC, after the Closing, to obtain the practical realization of the benefits accorded to it, as the owner of the Transferred Financing Contracts.

                  (n) Taxes. Except as set forth on Schedule 4.1(n) attached hereto:

                       (i) The Seller has timely filed or has had filed on its behalf, after giving effect to any applicable extensions, all Tax Returns required to be filed under applicable Law with respect to the Transferred Assets or the income or operations of the Business, and all such Tax Returns were true, correct and complete in all material respects. The Seller has timely paid or has had paid on its behalf, after giving effect to any applicable extensions, all Taxes shown as due on such Tax Returns. All Taxes, other than income Taxes, imposed on the Seller in respect of rents under any Financing Contract comprising part of the Transferred Assets are the obligation of the Obligor under such Financing Contract.

                      (ii) The Seller has delivered or made available to the Buyer copies of those portions of (A) all domestic or foreign federal, state and local Tax Returns of the Seller relating to the Transferred Assets for taxable periods after December 31, 1994, (B) any written audit report from a taxing authority issued after December 31, 1994 relating to Taxes due from or with respect to the Seller relating to the Transferred Assets and (C) any extensions of the statute of limitations with respect to any Taxes due from or with respect to the Seller relating to the Transferred Assets.

                     (iii) Except in connection with any consolidated, affiliated, or combined United States federal, state, or local income Tax Return, the Seller has not requested any extension of time within which to file any Tax Return with respect to the Transferred Assets or the income or operation of the Business, which Tax Return has not since been filed and for which Buyer or CPLC would have an obligation to file such Tax Return.

                      (iv) Except in connection with any consolidated, affiliated, or combined United States federal, state, or local income Tax Return, the Seller has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns with respect to the Transferred Assets or the income or operation of the Business.

                       (v) No taxing authority has asserted any material Tax deficiency that has not been paid or reserved for in accordance with generally accepted accounting principles as in effect in the United States on the date of this Agreement with respect to the Transferred Assets, or the income or operations of the Business. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Seller (with respect to the Transferred Assets or the income or operation of the Business). No claim has been made by a taxing authority of a jurisdiction in which the Seller (with respect to the Transferred Assets or the income or operation of the Business) has not filed Tax Returns that the Seller is or may have been subject to taxation by that jurisdiction.

                      (vi) No power of attorney (with respect to Taxes) currently in force has been granted by the Seller or CPLC (with respect to the Transferred Assets or the income or operation of the Business) that would be binding on the Buyer or CPLC with respect to taxable periods including, or commencing on or after, the Closing Date.

                     (vii) The Seller (with respect to the Transferred Assets or the income and operation of the Business) and CPLC have complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, 6041 and 6049, as well as similar provisions under any other Laws, and within the time and in the manner prescribed by Law, has withheld and paid over to the proper Governmental Authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                    (viii) No power of attorney with respect to any Tax matter relating to CPLC is currently in force.

                      (ix) No Person (including, but not limited to, PBCC, the Seller, CPLC or any of their respective Affiliates) on behalf of CPLC has: (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any Transferred Asset that is a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code); (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of domestic or foreign state or local law; or (C) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of domestic or foreign state or local law by reason of a change in accounting method initiated by CPLC or has any knowledge that the Internal Revenue Service or any other taxing authority has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of CPLC.

                       (x) Neither the Seller nor CPLC is a foreign person within the meaning of Section 1445 of the Code as in effect on the Closing Date.

                      (xi) No claim has been made by a taxing authority in a jurisdiction where CPLC does not file Tax Returns that CPLC is or may be subject to taxation by that jurisdiction.

                     (xii) (A) the classification set forth on the Final Schedule of Assets and Liabilities is, with respect to each of the Transferred Financing Contracts, consistent with the manner in which such Transferred Financing Contract has been classified on the Seller's federal income tax returns (as a loan or as a lease for federal income tax purposes), (B) such classification (as a loan or as a lease for federal income tax purposes) has not been challenged by the IRS or any domestic or foreign state or local taxing authority in a notice of proposed adjustments or notice of deficiency and (C) the Seller has reported its status under each Transferred Financing Contract as that of an owner of equipment or a lender and not as an owner of an equity interest in a partnership, corporation or other association for federal income tax purposes.

                    (xiii) None of the Transferred Assets are (A) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) subject to Section 168(g)(1)(A) of the Code,
         (C) tax-exempt use property within the meaning of Section 168(h)(1) of the Code, (D) limited use property (as that term is used in Rev. Proc. 76-30) or (E) tax-exempt bond financed property within the meaning of
         Section 168(g) of the Code.

                     (xiv)  Except for  Transfer  Taxes that are  referred to in
         Section 2.5 hereof, the Seller has paid, or caused to be paid, any and all license fees, stamp taxes, excise, sales, use, transfer or property taxes or similar fees or taxes due and owing with respect to all Transferred Financing Contracts and property relating thereto to the state or other jurisdiction (or any political subdivision thereof) where the Transferred Financing Contracts originated or where the Obligors with respect thereto are located, resulting from, arising out of, based on or relating to, the Transferred Financing Contracts.

                      (xv) CPLC has not filed, and as of the Closing Date is not obligated to file any Tax Returns relating to the taxable periods since its formation as no such tax returns are due.

                     (xvi) Except for the tax sharing agreement dated April 1, 1977 between PBI and PBCC as amended on January 17, 1990, CPLC is not a party to any Tax sharing, Tax indemnification or similar agreement or arrangement (whether or not written) (a "Tax Sharing Agreement").

                    (xvii) There is no Contract, plan or arrangement covering any Person or pertaining to the Transferred Assets, the Business or CPLC, that, individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to the payment of any amount that would not be deductible by the Buyer, any of the Buyer's Affiliates or CPLC by reason of Section 280G of the Code.

                   (xviii) There are no written private letter rulings from the IRS or comparable written rulings from other taxing authorities and no written closing agreements with the IRS or other taxing authorities relating to CPLC or any of the Transferred Assets that would have a continued adverse effect upon CPLC, the Transferred Assets or the Business.

          (xix) There are no Liens as a result of any unpaid Taxes upon any of the Property of CPLC.

                      (xx) There are no written elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code or under any similar provisions of any domestic or foreign state or local law relating to CPLC or the Transferred Assets.

                     (xxi) CPLC has not been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes, other than a group for which PBCC or a Subsidiary or Parent of PBCC is the common parent or the common filer.

                    (xxii) Except for assets which in the aggregate will have a Net Finance Receivables Balance on the Closing Date of not more than $1,000,000, no assets of CPLC are debt instruments, the interest on which is, or purports to be, excludable, in whole or in part, from gross income for federal income tax purposes.

                   (xxiii) PBCC, the Seller and CPLC are members of a "selling consolidated group" as such term is defined in Treasury Regulation
         Section 1.338(h)(10)-1(c).

                    (xxiv) As of the Closing Date, none of the assets of CPLC are either stock of a corporation or an equity interest in a partnership for federal income tax purposes

                  (o) Chief Executive Office. The chief executive office of the Seller is located at 13010 Southwest 68th Parkway, Portland, Oregon 97223.

                  (p) Undisclosed Liabilities. As of the Closing, there shall exist no obligations of CPLC, either accrued, absolute, contingent or otherwise except for the Assumed Liabilities and for Taxes for which Seller and PBCC are liable under Section 5.15 hereof and current Taxes, if any, shown as a reserve on the Audited Closing Date Balance Sheet.

                  (q)       Personal and Real Properties.

                       (i) Except as set forth on Schedule 4.1(q)(i) attached hereto, the Seller has, free and clear of all Liens other than Permitted Liens, good and valid title to, or a valid leasehold interest in, all tangible and intangible personal Property required to conduct the Business and, upon consummation of the transactions contemplated by this Agreement, CPLC will have, free and clear of all Liens other than Permitted Liens, good and valid title to, or have a valid leasehold interest in, and will be entitled to continue to use, all such personal Property. All such personal Property is in sufficient operating condition to continue the operations of the Business in the ordinary and usual course, consistent with the Seller's past practices. All leases of tangible personal Property of which the Seller, and after the consummation of the Contribution Transaction, CPLC, is the lessee or obligor are in full force and effect according to their terms and there are no outstanding defaults by the Seller or CPLC thereunder (nor, to the Knowledge of the Seller, are any of the other parties thereto in default).

                      (ii) Except as set forth on Schedule 4.1(q)(ii) attached hereto: (A) the Seller owns no fee interest in any real estate and has no leasehold interests in real estate, (B) as of the Closing Date, CPLC will have no fee or leasehold interests in real estate and (C) the Seller does not occupy or use any other space or facility. All leases of real Property of which the Seller and, after the consummation of the transactions contemplated by this Agreement, CPLC, are the lessee are in full force and effect according to their terms and there are no outstanding defaults by the Seller or CPLC thereunder, nor to the Knowledge of the Seller are any of the other parties thereto in default.

                  (r) Intellectual Property. Schedule 4.1(r) attached hereto lists all (A) patents, patent licenses and patent applications (including those granted to or applied for or owned by the Seller); (B) software or know-how licenses, trademark licenses, software, computer programs (other than secrecy or confidentiality agreements) used in the Business; and (C) trademark and trade name registrations and applications, registered copyrights and applications therefor, registered servicemarks and applications therefor and trade names and/or service or trademarks, used in or necessary to conduct the Business (collectively, the "Intellectual Property"). The Seller owns or is entitled to use, and CPLC will own or be entitled to continue to use after giving effect to the transactions contemplated by this Agreement, all of the Intellectual Property without the payment of any additional license fees or other payments. There are no existing claims of, and the Seller has not received written notice alleging, any current infringement of any Intellectual Property relating to the Business, the Transferred Assets or the Assumed Liabilities.

                  (s)       Material Contracts.

                       (i) Except as set forth on Schedule 4.1(s)(i) attached hereto, the Seller is not, nor to the Seller's Knowledge is any other party, in breach of or in default under any Material Contract or Assumed Liability and no event has occurred which, with notice and/or lapse of time, would constitute a default by the Seller or any other party under any such Material Contract. The Seller has not received any notice from or given any notice to any other party indicating that the Seller or, to the Knowledge of Seller such other party, as the case may be, is presently in default under or in breach or violation of any such Material Contract in any material respect.

                      (ii) Except as set forth on Schedule 4.1(s)(ii) attached hereto, neither CPLC (after the consummation of the Contribution Transaction) nor the Seller is a party to, bound by or subject to any Material Contract, or any other Contract (whether or not in writing) of the following kinds that will constitute a Transferred Asset or an Assumed Liability: (A) any employment contract, agreement or commitment; (B) any indebtedness, contract, agreement or commitment to incur indebtedness for borrowed money; (C) any contract, agreement or commitment to which the Seller is a party relating to the disposition or acquisition of the stock or assets of, or any interest in, any business enterprise; (D) any contract, agreement or commitment relating to capital expenditures and involving future payments which, together with future payments under all other contracts, agreements or commitments relating to the same capital project, exceed $50,000; (E) any guarantee or indemnification running to any Person which involves, individually or in the aggregate, a contingent liability of $50,000 or more; (F) any contract, agreement or commitment providing for the collection, servicing or administration of leases, loans, conditional sales agreements or financial instruments of a similar type, by the Seller or CPLC on behalf of any other Person; (G) other than the Servicing Agreement, any contract, agreement or commitment providing for the collection, servicing or administration by any Person of any part of the leases, loans, conditional sales agreements or financial instruments of a similar type of the Seller or CPLC on behalf of the Seller or CPLC; (H) any contract, agreement or commitment in favor of any Person to purchase Financing Contracts, or any interests or participation therein, or any contract, agreement or commitment by the Seller to sell Financing Contracts, or any interests or participation therein; (I) other than this Agreement, any contract, agreement or commitment containing any covenant or provision limiting the freedom of the Seller or CPLC to engage in any line of business or compete with any Person in any geographic area; (J) any contract, agreement or commitment that would, if performed in accordance with its terms, have a Material Adverse Effect; (K) any contract, agreement or commitment limiting the right of CPLC to pay dividends or distributions to its shareholders; (L) any hedging, cap, swap or other derivative contract or agreement; (M) any contract, agreement or commitment in which the Seller or CPLC participates as a general partner or joint venturer; or
         (N) any lease of tangible personal Property (where the Seller or CPLC is the lessee) involving aggregate payments in excess of $50,000 other than those which may be canceled without penalty in 30 days. Each contract, agreement or commitment required to be set forth on Schedule 4.1(s)(ii) or Schedule 4.1(s)(iii) attached hereto is valid, binding and enforceable against the parties thereto in accordance with its terms, except to the extent the foregoing may be limited by the Bankruptcy Exception and, except as otherwise noted on Schedule 4.1(s)(ii) or Schedule 4.1(s)(iii), is in full force and effect without any default thereunder by the Seller or CPLC or, to the Knowledge of the Seller, by any other party thereto.

                     (iii) Schedule 4.1(s)(iii) attached hereto sets forth (A) a list (including the names of the parties thereto and dates thereof) of all existing Program Agreements of the Seller, identifying those which are not terminable without penalty upon 90 days' or less notice by the Seller, (B) a description of all negotiations concerning the creation of any new Program Agreement of the Seller and (C) a list of all Active Brokers.

                      (iv) Upon the consummation of the transactions contemplated hereby and subject to the terms and conditions hereof, CPLC will be entitled to all of the benefits under the contracts, agreements and commitments required to be set forth on Schedule 4.1(s)(ii) or Schedule 4.1(s)(iii).

                  (t) Year 2000 Compliance. The Seller has heretofore provided to the Buyer the Seller's written plan entitled "Colonial Pacific Leasing - Year 2000 Remediation Plan" and dated September 2, 1998 (the "Year 2000 Plan") that describes all actions that the Seller reasonably believes are necessary or desirable to cause all of its Date-Sensitive Systems and all of its data, in each case, that relate to or are used in connection with any of the Transferred Assets, the Assumed Liabilities or the Business to be Year 2000 Compliant. To the Knowledge of Seller, the Seller has taken all actions described in the Year 2000 Plan required to be taken by the terms of the Year 2000 Plan through the date of this Agreement, except that the Seller has not yet undertaken any tests of such Date-Sensitive Systems for the purpose of verifying that they are Year 2000 Compliant and except for those matters set forth on Schedule 4.1(t) hereto. To the Seller's Knowledge there are no actions that are necessary or desirable to cause all of its Date-Sensitive Systems and all of its data, in each case, that relate or are used in connection with any of the Transferred Assets, the Assumed Liabilities or the Business to be Year 2000 Compliant that are not set forth in the Year 2000 Plan.

                  (u) Insurance. Schedule 4.1(u) attached hereto is a list of all liability, Property, workers' compensation, directors' and officers' liability and other policies of insurance that insure the assets, Business, Properties or operations of the Seller or affect or relate to the ownership, use or operations of any of the Transferred Assets as of the date hereof, all of which are in full force and effect.

                  (v)       Absence of Certain Changes; Conduct of Business.

                       (i) Except as set forth on Schedule 4.1(v)(i) attached hereto, since May 31, 1998, there has not been any Material Adverse Effect or any development or combination of developments of which the Seller has Knowledge that is reasonably likely to result in any Material Adverse Effect.

                      (ii) Except as set forth on Schedule 4.1(v)(ii) attached hereto, since May 31, 1998, the Seller has not (A) made or committed to make any capital expenditures (excluding the purchase of Portfolio Property) except for those not in excess of $50,000 per capital project, (B) waived or committed to waive any rights which could have a Material Adverse Effect, (C) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public
         Accountants and any amendments or interpretations thereof), or (D) suffered any damage, destruction or casualty loss, whether or not covered by insurance, in excess of $5,000 in the case of any individual loss, or $50,000 with respect to the aggregate of all such losses.

                     (iii) Except as set forth on Schedule 4.1(v)(iii) attached hereto, since May 31, 1998, the Seller has not (A) made or agreed to make any increase in the compensation payable or to become payable to any Employee, except for regularly scheduled increases in compensation payable or increases otherwise occurring in the ordinary and usual course of business consistent with past practices, (B) made or agreed to make any increase in any Benefit Plan, (C) failed promptly to pay and discharge current liabilities, except in the case of such liabilities disputed in good faith for which adequate reserves are maintained in accordance with generally accepted accounting principles as in effect in the United States on the date of this Agreement, or (D) permitted any Lien on any of the Transferred Assets other than Permitted Liens.

                      (iv) Since May 31, 1998, the Seller has used all reasonable efforts to preserve the Business substantially intact and to preserve its present relationships with (A) each Employee and (B) each Person (including any broker) having any business relationship which is advantageous to it, the Business or the Transferred Assets, the discontinuance of which relationship, in either case, could have a Material Adverse Effect. Since May 31, 1998, PBCC and its Affiliates have conducted their respective business relationships with the Seller only in the ordinary and usual course, consistent with their past practices.

                       (v) Except as set forth on Schedule 4.1(v)(v) attached hereto, since May 31, 1998, (A) the Seller has conducted the Business only in the ordinary course, consistent with its past practices and has not deviated from or changed in any respect any of its credit policies or collateral eligibility standards that were in effect as of May 31, 1998; (B) to the extent that the Seller has approved credit applications with respect to (1) financing or lease transactions constituting Backlog or Program Agreements, which, as of the Closing, have not become Financing Contracts (in the case of the Backlog) or binding, valid and enforceable Program Agreements (in the case of credit applications pertaining to Program Agreements) or (2) Financing Contracts or Program Agreements entered into after May 31, 1998, but prior to the Closing, the Seller has complied with standards of evaluating, originating, underwriting and funding new business which are in all respects consistent with the Operating Bulletins relating to evaluating, originating, underwriting and funding new business and (C) the Seller has not, directly or indirectly, in any way extended or otherwise restructured the payment schedule, payment terms or any other term or condition of any Financing Contract or Program Agreement, or made any advance, extension, restructuring, novation, modification or other accommodation to any lessee, borrower or obligor thereunder, except for advances, extensions, restructurings, novations, modifications or other accommodations made or entered into in the ordinary course of business and consistent with the Seller's past practices.

                  (w) Tax-Exempt Public Sector Financing Contracts. None of the Transferred Financing Contracts are or, in the case of Backlog, will be Tax-Exempt Public Sector Financing Contracts, [except for Transferred Financing Contracts which in the aggregate will have a Net Finance Receivables Balance on the Closing Date of not more than $1,000,000.]

                  (x) Environmental Matters. Except as disclosed on Schedule 4.1(x) attached hereto, (i) the operations of the Business have been and are in material compliance with all Environmental Laws; (ii) no judicial or administrative proceedings are pending or (to the Knowledge of the Seller) threatened against the Seller, relating to the Business or the Transferred Assets, that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no investigations pending or (to the Knowledge of the Seller) threatened against the Transferred Assets or the Seller with respect to the Business, which in any case could give rise to Environmental Costs and Liabilities; and (iii) there are no facts, circumstances or conditions resulting from, arising out of, based on or relating to, the Business or the Transferred Assets that are reasonably likely to give rise to any Environmental Costs and Liabilities. The Seller has provided the Buyer with copies of all environmentally related audits, assessments, studies, reports, analyses and results of investigations relating to the Transferred Assets that are in the possession, custody or control of the Seller or PBCC.

                  (y)       Financial Reports.

                       (i) The May 31 Balance Sheet, attached hereto as Annex E, was prepared on the basis of the statements and assumptions set forth in the respective notes thereto and, based on those assumptions, fairly presents, on a pro forma basis, the financial position of CPLC as if the Contribution Transaction had been consummated on such date, in accordance with the Accounting Principles set forth on Schedule 5.5(a) except for the matters set forth on Schedule 4.1(y)(i) attached hereto.

                      (ii) The Adjusted Net Write-off Experience report, attached hereto as Schedule 4.1(y)(ii), was prepared from the Books and Records of the Seller as of such date, is true, correct and complete in all material respects as to the matters set forth therein based on the assumptions set forth therein as of such date and accurately presents, on a pro forma basis for the periods covered by such report, the credit losses that would have been incurred by the Seller during such periods, assuming that any Financing Contract had been written off by the Seller when such Financing Contract became 180 Days Delinquent.

                     (iii) The Other Income Analysis reports for the periods ended December 31, 1996, December 31, 1997 and April 30, 1998, respectively, all of which are attached hereto as Schedule 4.1(y)(iii), were prepared from the Books and Records of the Seller as of the respective dates of such reports, are true, correct and complete in all material respects as to the matters set forth therein and accurately present on a basis consistent with the Accounting Principles, for the respective periods covered by the applicable report, the sundry income recognized by the Seller during such periods and each such report was prepared from the Books and Records of the Seller as of the date of such report.

                      (iv) The Schedule of Assets and Liabilities dated as of September 30, 1998 and attached hereto as Schedule 4.1(y)(iv) was prepared from the Books and Records of the Seller as of such date, is true, correct and complete in all material respects as to all matters set forth therein as of September 30, 1998 and accurately reflects all assets, liabilities and obligations of the Seller that existed as of September 30, 1998.

                       (v) During the period beginning on January 1, 1998 and ending on September 30, 1998, the Seller has advanced funds, on an aggregate basis, in an amount not less than $343,000,000 to or on behalf of the Obligors under the Financing Contracts.

                      (vi) The Backlog Schedule dated as of October 5, 1998 attached hereto as Schedule 4.1(y)(vi) is true, correct and complete in all material respects as to all matters set forth therein, as of September 30, 1998, was prepared from the Books and Records of the Seller as of such date and the terms contained therein relating to each item of Backlog set forth thereon have been communicated completely and consistently with the terms set forth therein to the broker that originated or referred such Backlog to the Seller.

                     (vii) After the Contribution Transaction, CPLC shall have all capabilities (including, without limitation, computer hardware and software) necessary to provide, and be capable of providing, the Quarterly Credit Loss Reports within the periods set forth in Section 5.7.

                    (viii) Since May 31, 1998, the Seller has not (A) made any change in the accounting principles (including accounting methods, practices or procedures) used in the preparation of the May 31 Balance Sheet except as set forth on Schedule 4.1(y)(i), (B) made any upward adjustments to, written-up or otherwise increased the book value of any of its Properties, (C) reduced, written-off or otherwise decreased the amount of any of its obligations or liabilities other than in accordance with generally accepted accounting principles as in effect in the United States on May 31, 1998 or (D) made any change in the manner or method used by the Seller in determining the delinquency status of any Financing Contract.

                  4.2 Representations and Warranties of CPLC. CPLC represents and warrants to the Buyer, upon each of which representations and warranties the Buyer specifically relies, as follows:

                  (a) Corporate Power and Qualification. CPLC: (i) is duly incorporated, validly existing and in good standing under the laws of the state of Delaware and (ii) as of the Closing, will have the full corporate power to own, operate, lease and dispose of the Transferred Assets and to carry on the Business. As of the Closing, CPLC will be duly licensed, registered or qualified and authorized to conduct the Business in each jurisdiction in which it will own or lease Property or carry on the Business, in each case, as of the Closing to the extent required for CPLC to own any of the Transferred Assets or to enable CPLC to operate and conduct the Business as now operated and conducted by the Seller; and all such licenses, registrations, qualifications and Authorizations will be valid and subsisting and in good standing. Schedule 4.2(a) attached hereto contains true and correct copies of the certificate of incorporation (including all amendments thereto through the date hereof) and the bylaws, each as in effect on the date hereof, of CPLC.

                  (b) Corporate Authority. CPLC has the full power, legal right, corporate power and authority to execute, deliver and perform this Agreement and all of the other documents required to be delivered by it in connection herewith and to do all acts and things as are expressly required or contemplated hereunder or thereunder to be done, observed or performed by it (including consummation of the Contribution Transaction).

                  (c) Valid Authorization. The execution, delivery and performance by CPLC of this Agreement and all of the other documents required to be delivered by it in connection herewith and the taking of all acts and things as are required or contemplated hereunder or thereunder to be done, observed or performed by it (including consummation of the Contribution Transaction) have been duly authorized by all necessary corporate and stockholder action.

                  (d) Violation of Other Instruments and No Defaults. None of the execution and delivery of this Agreement or any document required to be delivered by CPLC in connection herewith, the fulfillment or compliance with any of the terms hereof or thereof or the consummation of the transactions contemplated hereby or thereby does or will, with or without the giving of notice and/or the passage of time, violate, conflict with or constitute a breach of or a default under (i) any Contract (whether or not in writing) to which CPLC is a party or any of its Properties is subject, (ii) CPLC's certificate of incorporation or bylaws, or (iii) any Law to which CPLC is subject; nor will such execution, delivery, fulfillment, compliance or consummation result either in acceleration in the time for performance of any obligation of CPLC or in the creation of any Lien upon any of the Transferred Assets other than Liens in favor of the Buyer; provided, however, that the representation made in clause
(i) above shall be conditioned on the delivery of the notices, reports and filings and the receipt of the Consents, in each case, that are set forth on
Schedule 4.2(e), it being understood that those Consents set forth on Schedule 3.2(c) shall be obtained prior to the Closing Date unless waived by the Buyer.

                  (e) Notices, Reports, Filings, Consents. Except as set forth on Schedule 4.2(e) attached hereto and other than the HSR Filing, no notices, reports or other filings are required to be made by CPLC, nor are any Consents required to be obtained by CPLC, in connection with the execution and delivery of this Agreement or any documents required to be delivered by CPLC in connection herewith or the consummation of the transactions contemplated hereby or thereby.

                  (f) Enforceable Agreements. This Agreement and all of the other documents to be executed by CPLC in connection herewith or in connection with the Contribution Transaction have been, or will have been at Closing, as applicable, duly executed by CPLC and delivered to the Buyer and are, or will be at Closing, as applicable, valid and binding obligations of CPLC, enforceable in accordance with their terms, except as such enforceability may be limited by the Bankruptcy Exception.

                  (g) Title to Transferred Assets; Sufficiency. As of the Closing Date, CPLC shall own and have good title to each of the Transferred Assets, free and clear of all Liens other than Permitted Liens. The Transferred Assets constitute all of the Properties used in or necessary for CPLC to conduct the Business from and after the Closing Date without interruption and in the ordinary course as it has been conducted by the Seller prior to the Contribution Transaction and consistent with the Seller's past practices.

                  (h) No Brokers. CPLC has not entered into any agreement that would entitle any Person to any valid claim against the Buyer for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the CPLC Shares or any other transactions contemplated by this Agreement.

                  (i) Employee Benefit Plans. CPLC does not sponsor or maintain any "employee benefit plan" as defined in Section 3(3) of ERISA or any other Benefit Plan other than due to being treated as a single employer or a member of a control group of corporations with the Seller, CPLC does not have any liability with respect to any "employee benefit plan" or any Benefit Plan.

                  (j) Employees and Labor. None of the CPLC Employees is represented in his or her capacity as an employee of CPLC by any labor organization, nor has the Seller recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any CPLC Employees, nor has the Seller entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any CPLC Employees. There is no union organization activity involving any of the CPLC Employees pending or, to the Knowledge of CPLC, threatened, nor has there ever been union representation involving any of the CPLC Employees. There are no picketing, strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees pending or, to the Knowledge of CPLC, threatened. There are no complaints, charges or claims against CPLC pending or, to the Knowledge of CPLC, threatened which could be brought or filed with any public or Governmental Authority, arbitrator or court resulting from, arising out of, based on or relating to, the employment or termination of employment or failure to employ by CPLC of any individual. CPLC is in compliance with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to CPLC within the prior six months.

                  (k) Authorizations. At the Closing, CPLC will have all Authorizations.

                  (l) Chief Executive Office. The chief executive office of CPLC is located at 13010 Southwest 68th Parkway, Portland, Oregon 97223.

                  (m) Has Not Conducted Business. CPLC has not conducted any operations or business with any Person including, without limitation, any of its Affiliates, other than (i) actions undertaken in connection with obtaining the Authorizations, (ii) the execution and delivery of this Agreement and (iii)
participating, immediately prior to the Closing, in the Contribution Transaction. CPLC does not, and after giving effect to the Contribution Transaction will not, control, directly or indirectly, or have any direct equity ownership or participation in, any Person.

                  4.3 Representations and Warranties of PBCC. PBCC represents and warrants to the Buyer, upon each of which representations and warranties the Buyer specifically relies, as follows:

                  (a) Corporate Power; Corporate Authority. PBCC is duly incorporated, validly existing and in good standing under the laws of Delaware and has full corporate power, legal right and corporate authority to execute, deliver and perform this Agreement and all of the other documents expressly required to be delivered by it in connection herewith or therewith and to do all acts and things as are required or contemplated hereunder or thereunder to be done or performed by it.

                  (b) Valid Authorization; Notices, Reports, Filings, Consents. The execution, delivery and performance by PBCC of this Agreement and all of the other documents expressly required to be delivered by PBCC in connection herewith, and the taking of all acts and things as are expressly required or contemplated hereunder or thereunder to be done, observed or performed by it have been duly authorized by all necessary corporate and stockholder action. Other than the HSR Filing, no notices, reports or other filings are required to be made by PBCC, nor are any Consents required to be obtained by PBCC in connection with the execution and delivery of this Agreement, any documents expressly required to be delivered by PBCC in connection herewith or the consummation of the transactions contemplated hereby or thereby.

                  (c) Violation of Other Instruments and No Defaults. None of the execution and delivery of this Agreement or any of the other documents expressly required to be delivered by PBCC in connection herewith, the fulfillment or compliance with any of the terms hereof or thereof, or the consummation of the transactions contemplated hereby or thereby does or will, with or without the giving of notice and/or the passage of time, violate, conflict with or constitute a breach of or a default under (i) any Contract to which PBCC is a party or any of its Property is subject, (ii) PBCC's certificate of incorporation or bylaws, or (iii) any Law to which PBCC is subject; nor will such execution, delivery, fulfillment, compliance or consummation result either in the acceleration of the time for performance of any obligation of PBCC or in the creation of any Lien upon the assets of PBCC.

                  (d) Enforceable Agreements. This Agreement and all of the other documents expressly required to be delivered by PBCC in connection with this Agreement have been, or will have been at Closing, as applicable, duly executed and delivered by PBCC and are, or will be, at Closing, as applicable, valid and binding obligations of PBCC enforceable in accordance with their terms, except as such enforceability may be limited by the Bankruptcy Exception.

                  (e) Litigation. There is no action, suit, proceeding, claim, inquiry or investigation in any court or before any arbitrator or before or by any Governmental Authority pending or, to PBCC's Knowledge, threatened by or against PBCC for the purpose of restraining, enjoining, preventing or invalidating this Agreement or the consummation of the transactions contemplated hereby or otherwise claiming that any of the foregoing is improper.

                  (f) No Brokers. PBCC has not entered into any agreement that would entitle any Person to any valid claim against PBCC for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the CPLC Shares or any other transactions contemplated by this Agreement, except for WPC, all of the fees and expenses of which are for the Seller's and PBCC's account.

                  4.4 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller, PBCC and CPLC, upon each of which representations and warranties the Seller, PBCC and CPLC specifically rely, as follows:

                  (a) Corporate Power; Corporate Authority. The Buyer is duly incorporated, validly existing and in good standing under the laws of New York and has full corporate power, legal right and corporate authority to execute, deliver and perform this Agreement and all of the other documents expressly required to be delivered by it in connection herewith and to do all acts and things as are required or contemplated hereunder or thereunder to be done or performed, by it.

                  (b) Valid Authorization; Notices, Reports, Filings, Consents. The execution, delivery and performance by the Buyer of this Agreement and all of the documents expressly required to be delivered by the Buyer in connection herewith and the taking of all acts and things as are expressly required or contemplated hereunder or thereunder to be done, observed or performed by it have been duly authorized by all necessary corporate and stockholder action. Other than the HSR Filing, no notices, reports or other filings are required to be made by the Buyer, nor are any Consents required to be obtained by the Buyer, in connection with the execution and delivery of this Agreement, any documents expressly required to be delivered by the Buyer in connection herewith or the consummation of the transactions contemplated hereby or thereby.

                  (c) Violation of Other Instruments and No Defaults. None of the execution and delivery of this Agreement or any of the other documents expressly required to be delivered by the Buyer in connection herewith, the fulfillment or compliance with any of the terms hereof or thereof or the consummation of the transactions contemplated hereby or thereby does or will, with or without the giving of notice and/or the passage of time, violate, conflict with or constitute a breach of or a default under (i) any Contract to which the Buyer is a party or any of its Property is subject, (ii) the Buyer's certificate of incorporation or bylaws or (iii) any Law to which the Buyer is subject; nor will such execution, delivery, fulfillment, compliance or consummation result either in the acceleration of the time for performance of any obligation of the Buyer or in the creation of any Lien upon the assets of the Buyer.

                  (d) Enforceable Agreements. This Agreement and all of the other documents expressly required to be delivered by the Buyer in connection with this Agreement have been, or will have been at Closing, as applicable, duly executed and delivered by the Buyer and are, or will be, at Closing, as applicable, valid and binding obligations of the Buyer enforceable in accordance with their terms, except as such enforceability may be limited by the Bankruptcy Exception.

                  (e) Litigation. There is no action, suit, proceeding, claim, inquiry or investigation in any court or before any arbitrator or before or by any Governmental Authority pending or, to the Buyer's Knowledge, threatened by or against the Buyer for the purpose of restraining, enjoining, preventing or invalidating this Agreement or the consummation of the transactions contemplated hereby or otherwise claiming that any of the foregoing is improper.

                  (f) No Brokers. The Buyer has not entered into any agreement that would entitle any Person to any valid claim against the Buyer for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the CPLC Shares or any other transactions contemplated by this Agreement.

                  (g) Acquisition of CPLC Shares for Investment. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the CPLC Shares. The Buyer confirms that PBCC and the Seller have made available to the Buyer the opportunity to ask such questions of the officers and management Employees of the Seller and CPLC to acquire such additional information about the Business and the financial condition of CPLC, the Transferred Assets and the Assumed Liabilities as is adequate for the purpose of enabling the Buyer to evaluate the merits and risks of its purchase of the CPLC Shares. The Buyer is acquiring the CPLC Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof.


                                    ARTICLE 5
                                    COVENANTS

                  5.1       Noncompete; Nonsolicitation.

                  (a) Noncompete. Each of PBCC and the Seller agrees that it shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Buyer, at any time during the period of three years immediately following the Closing Date, directly or indirectly, either alone or in partnership, through any Person controlled by any of them, or in conjunction with any Person, as principal, agent, partner, member or shareholder, within the United States, directly or indirectly, engage in broker-sourced equipment financing business (which business includes the seller, supplier, manufacturer or vendor equipment financing transactions generated or referred by, or acquired from brokers) of the type engaged in by the Seller immediately prior to the effectiveness of the Contribution Transaction; provided, however, that each of PBCC and the Seller may engage in the following activities: (i) the business of financing the purchase or use of (A) equipment manufactured or distributed by PBI or any of its Subsidiaries together with equipment incidentally provided along therewith or (B) equipment manufactured or distributed by a Person other than PBI or any of its Subsidiaries that, at the time of such transaction, is in service with an end user, if such financing is entered into for the purpose of facilitating or permitting the user of such equipment to replace it with equipment manufactured or distributed by PBI or any of its Subsidiaries, (ii) the administration and ownership of the Excluded Assets solely for the purpose of realizing the value of such Excluded Assets and not for the purpose of originating or funding new business or transactions, (iii) the acquisition from brokers or other intermediaries, or other indirect origination of financing transactions involving providing financing to end users (and their Affiliates and sublessees) from time to time for the leasing, financing and acquisition of equipment, real Property and other assets as long as the amount of financing provided by PBCC, the Seller or any of their Affiliates pursuant to any such transaction equals or exceeds $500,000, (iv) the business of providing financing to end users (and their Affiliates and sublessees) in vendor equipment financing transactions for the leasing, financing or acquisition of equipment manufactured or distributed by such vendor, unless such vendor equipment financing transactions were originated, sourced or otherwise referred to PBCC or the Seller by a broker, (v) the business of providing financing to end users for the purchase or use of equipment pursuant to a lease or lending transaction to which PBCC is a party as of the Closing including, without limitation, any additions to such equipment as permitted by the terms of such lease or lending transaction, (vi) the acquisition by PBCC, the Seller or any of their Subsidiaries in a syndication, or other acquisition of undivided interests (in an amount of 50% or less) in, financing transactions if PBCC's, the Seller's or their Subsidiary's investment in such financing transaction equals or exceeds $500,000; provided, that there shall be no minimum limit on the amount of any sales or other dispositions by PBCC, the Seller or their Subsidiaries of undivided interests in financing transactions, (vii) the business of providing financing for the leasing or acquisition of Property pursuant to any lease or lending transaction to which a Governmental Authority is the lessee or obligor if the amount of financing provided by PBCC or any of its Affiliates (other than the Seller) pursuant to any such lease or lending transaction equals or exceeds $500,000; provided that there shall not be any minimum amount of investment required in connection with any additional investments by PBCC or any of its Affiliates in equipment to be subject to or governed by the terms of such lease or lending transaction and (viii) any other activity that does not constitute a broker-sourced equipment financing business (which business includes seller, supplier, manufacturer or vendor equipment financing transactions generated, referred by or acquired from brokers) of the type engaged in by the Seller immediately prior to the effectiveness of the Contribution Transaction.

                  (b) Nonsolicitation. Each of PBCC and the Seller agrees that it shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Buyer, at any time during the period of three years immediately following the Closing Date, entice, seek to hire or solicit for employment by itself or any other Person, or entice or induce, any CPLC Employee to leave the employment of CPLC or the Buyer or hire any CPLC Employees;
provided, however, that PBCC, the Seller and any of their respective Subsidiaries may seek to hire or solicit for employment or hire any CPLC Employee following the termination by CPLC or the Buyer, for whatever reason, of such CPLC Employee's employment with CPLC or the Buyer.

                  (c) Confidentiality. Each of PBCC and the Seller agrees that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, disclose (except as required by Law) or use any confidential information or trade secrets of the Business (including, but not limited to, the identity of any Active Brokers or the identity and particular needs of any customer of the Business and the methods, techniques, marketing plans and objectives of the Business) unless (i) such information is readily available in the public domain other than as a result of the breach of this Agreement, (ii) with respect to any customer of the Seller, such customer is also a customer of an Affiliate of the Seller as of the Closing and then only to the extent such Affiliate has obtained such confidential information independently of the Seller or (iii) with respect to an Active Broker, an Affiliate of the Seller conducts business with such Active Broker as of the Closing.

                  (d) Breach of Covenants. The parties hereto recognize that a breach by the Seller or PBCC of any of the covenants contained in this Section
5.1 would result in Damages to the Buyer and that the Buyer could not adequately be compensated for such Damages by monetary award alone. Accordingly, the parties agree that in the event of any such breach, in addition to any other remedies available to the Buyer at Law or otherwise, the Buyer shall be entitled to: (i) apply to a court of competent jurisdiction for relief by way of preliminary and permanent injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by the other party; and (ii) if the Buyer obtains a final judgement which is no longer subject to appeal, recover from PBCC or the Seller an amount at least equal to all reasonable costs and expenses (including legal fees) incurred by the Buyer to enforce any provision of this Section 5.1.

                  5.2 Investigations; Operation of the Business. Between the date of this Agreement and the earlier of the Closing or the termination of this Agreement pursuant to the terms of Article 6 of this Agreement:

                  (a) The Seller shall give or cause to be given to the Buyer and its representatives and agents reasonable access to all the premises, employees and Books and Records (wherever located) of the Seller and CPLC, including, but not limited to, all accounting Books and Records, all financial records and statements, all Tax Returns and Tax records, in each case, pertaining to any Transferred Asset or any Assumed Liability, the management or operation of any Transferred Asset or any Assumed Liability or any related personnel and employment related matters; provided, however, that such investigation shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the Seller's business. The Seller and PBCC shall permit and use their respective commercially reasonable efforts to facilitate the Buyer in contacting and communicating with any Active Brokers. The Seller and PBCC shall promptly notify the Buyer in the event that any Person eligible to participate in the Seller's Tier 1 Retention Incentive program for "Management and Critical Position Employees" ceases to be employed by the Seller for any reason.

                  (b) Neither the Buyer nor any of its Affiliates (including, after the Closing, CPLC), on the one hand, nor PBCC or any of its Affiliates, on the other hand, shall have any obligation to dispose of, hold separate or otherwise restrict, their respective enjoyment of any of their respective assets or Properties.

                  (c) Except as otherwise contemplated by this Agreement, the Seller shall use all efforts reasonable under the circumstances to preserve the Business substantially intact and shall use all efforts reasonable under the circumstances to preserve its present business relationships, including, but not limited to, those with the Obligors under Financing Contracts and with brokers, where the discontinuance of such relationships would have an adverse effect on the Business or the billing, collection, administration or servicing of any of the Transferred Assets.

                  (d) The Seller shall conduct its businesses in the ordinary and usual course of business consistent with past practices, maintain its Books and Records in the usual, regular and ordinary manner and cause such Books and Records to be true, complete and correct in all material respects, and comply with the provisions set forth in the remainder of this Section 5.2. In no event shall PBCC or any of its Affiliates deal with, or enter into any Contracts (whether or not in writing) with, the Seller or CPLC other than on terms and provisions which could be obtained by the Seller or CPLC from third parties in connection with similar dealings or Contracts (whether or not in writing). Without the prior written consent of the Buyer, the Seller shall not, and shall not permit CPLC to: (i) issue or commit to issue any shares of its capital stock; or (ii) grant or commit to grant any options, warrants or rights to subscribe for or purchase or otherwise acquire any shares of its capital stock or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock; or (iii) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any shares of its capital stock; or (iv) effect a split, modification or reclassification of its capital stock or a recapitalization; or (v) change its certificate of incorporation or bylaws; or
(vi) borrow or agree to borrow any funds from any Person, other than (in the case of the Seller) from PBCC in the ordinary and usual course of its business consistent with its past practices; or (vii) make or commit to make any capital expenditures; or (viii) waive or commit to waive any rights which could have a Material Adverse Effect; or (ix) directly or indirectly in any way extend or otherwise restructure the payment schedule, payment terms or any other term or condition of any Transferred Financing Contract or Program Agreement, or make any advance, extension, restructuring, novation, modification or other accommodation to any Obligor, except for advances, extensions, restructurings, novations, modifications or other accommodations made or entered into in the ordinary course of business and consistent with the Seller's past practices; or
(x) enter into or materially modify any Contract (whether or not in writing) which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of such modifications and amendments, pertains to a Contract (whether or not in writing), program, plan or arrangement presently listed) on Schedule 4.1(s)(ii) or Schedule 4.1(s)(iii); or (xi) establish, create or participate in any Plan or any Title IV Plan (or amend or modify any existing Plan or Title IV Plan, except for immaterial amendments or modifications to any Plan or Title IV Plan which covers all of the Employees) which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of modifications and amendments, pertains to a Plan or Title IV Plan which is presently listed) on a Schedule attached hereto; or (xii) make any change to, or amend in any way, the salaries, wages or other compensation of any Employee or officer, director, agent or other similar representative who performs services related to the Transferred Assets or the Business, other than changes or amendments that (A) are made in the ordinary course of business and are consistent with past practice or (B) are required pursuant to the terms of any pre-existing Plan or written agreement to which such Person is a party; or
(xiii) other than the Contribution Transaction, assume, guarantee, endorse or otherwise become responsible for the obligations of, or make any advances to, any other Person, except, solely in the case of the Seller, for such obligations incurred in the ordinary and usual course of business and consistent with the Seller's past practices; or (xiv) mortgage, pledge or otherwise encumber any of its Properties; or (xv) other than the Contribution Transaction, sell, lease (other than leases or conditional sales of Portfolio Property pursuant to Financing Contracts entered into in the ordinary and usual course of the Seller's business consistent with the Seller's past practice), transfer or otherwise dispose of any of its Properties other than transfers or other dispositions of Property that was, prior to such transfer or disposition, subject to or governed by a leasing or lending transaction, in each case, entered into by the Seller in the ordinary course of business and consistent with the Seller's past practices; or (xvi) take any action that would breach in a material respect any of the Seller's or CPLC's representations, warranties or covenants contained in this Agreement if such representation, warranty or covenant were made at the time of the action; or (xvii) enter into any Contract whether or not in writing (other than this Agreement) to do any of the things prohibited by the foregoing clauses (i) through (xvi).

                  (e) The Seller will not approve credit applications or otherwise enter into any commitments that will either give rise to any Financing Contracts or constitute Backlog unless (i) such commitment giving rise to a Financing Contract or constituting Backlog constitutes and arises out of a bona fide business transaction entered into in the ordinary and usual course of business of the Seller, consistent with the Seller's past practices; and (ii) in connection therewith, the Seller has complied with the Operating Bulletins relating to evaluating, originating, underwriting and funding new business.

                  (f) Pending or Threatened Litigation; Liability for Scheduled Claims. The Seller and the Buyer shall inform each other, promptly upon obtaining Knowledge thereof, of any pending or threatened litigation which reasonably could be anticipated to (i) render inaccurate in any material respect any representation or warranty made by the Seller, CPLC, PBCC or the Buyer or
(ii) prohibit or restrain or materially and adversely affect the consummation of the transactions contemplated hereby or the performance by the Seller, CPLC, PBCC or the Buyer of their respective obligations hereunder.

                  5.3       338(h)(10) Election.

                  (a) The Seller and the Buyer shall make a joint election for CPLC under Section 338(h)(10) of the Code and as required or permitted under any comparable provisions of domestic or foreign state or local income or franchise tax law (an "Election") with respect to the purchase of the CPLC Shares. On the Closing Date, the Seller shall deliver to the Buyer five copies of the Internal Revenue Service Form 8023 as prepared by the Buyer and as reasonably agreed upon by the parties and duly executed by the Seller, in form and substance reasonably acceptable to both parties. If any changes are required in these forms as a result of information that is first available after such forms are prepared, the parties will promptly agree on such changes.

                  (b) Within 60 days following the completion of the Audited Closing Date Balance Sheet, the Buyer shall draft a schedule (the "Allocation Schedule") allocating the Modified Adjusted Deemed Sales Price (as defined in Treasury Regulation Section 1.338(h)(10)-1(f)) among the assets of CPLC. The Allocation Schedule shall be drafted such that an amount of the Modified Adjusted Deemed Sales Price equal to the aggregate net book value of the assets of CPLC as reflected on the Audited Closing Date Balance Sheet shall be allocated among the assets of CPLC, other than goodwill, on a pro rata basis based on the net book value of each asset as reflected on the Audited Closing Date Balance Sheet and any excess Modified Adjusted Deemed Sales Price over such aggregate net book value shall be allocated to goodwill. No amount shall be allocated to the Noncompetition/Nonsolicitation Agreement. The Allocation Schedule shall be prepared in accordance with Section 338(h)(10) of the Code and the regulations thereunder. Upon receipt of the Allocation Schedule, each of the Buyer and the Seller shall execute a copy thereof and return such copy to the other party. The parties shall take no action inconsistent with, or fail to take any action necessary for, the validity of the Election, and shall adopt and utilize the asset values as determined on the Allocation Schedule for the purpose of all Tax Returns filed by them, and shall not voluntarily take any action inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation or otherwise with respect to such Tax Returns except to the extent otherwise required by Law.

                  (c) Any Tax Sharing Agreement in effect at the Closing Date shall be terminated as of the Closing Date as to CPLC and no amounts shall be due from or due to CPLC after the Closing Date pursuant to any Tax Sharing Agreement.

          5.4 Indemnification; Assumptions of Liability and Related Matters.

                  (a) Indemnification by the Seller and PBCC for Breach. PBCC and the Seller, jointly and severally, shall indemnify and hold harmless the Buyer and its Affiliates (including, after the Closing, CPLC) and in each such case their respective directors, officers, employees and agents (collectively, the "Buyer Indemnified Parties"), from and against any and all Damages suffered or incurred by any Buyer Indemnified Party resulting from, arising out of, based on or relating to (i) subject to subsection 5.4(c), any breach of any representation or warranty made by PBCC, the Seller or CPLC in this Agreement; or (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of PBCC, the Seller or CPLC contained in this Agreement; or (iii) subject to subsection 5.4(c), any breach of a representation or warranty in, or omission of information required to be included in, any annex, certificate, schedule, exhibit or other agreement, instrument or Document, in each case delivered or to be delivered by PBI, PBCC, the Seller or CPLC to the Buyer or another party hereto pursuant to the terms of this Agreement (collectively, the "Seller Related Documents"). For purposes of this subsection 5.4(a), a breach of a representation or warranty contained in this Agreement or a Seller Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been inaccurate or been breached if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or Knowledge, it being the intention of the parties hereto that the Buyer Indemnified Parties shall be indemnified and held harmless from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to, the failure of any such representation, warranty, annex, certificate, schedule, exhibit or other agreement, instrument or Document to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality, Material Adverse Effect or Knowledge set forth with respect thereto.

                  (b)       Limitation on Liability.

                       (i) Each Person entitled to indemnification under subsection 5.4(a) for any Damages suffered or incurred by such Person relating to any breach of any representation or warranty in subsection 4.1(g), (i), (j), (k), (l), (m) (n), (q), (r), (x) or (y) or subsection
         4.2(g), (h), (i), (j), (k) or (m) (individually, a "Special Representation" and collectively, the "Special Representations"), or relating to a failure to perform, duly and punctually, any covenant, agreement or undertaking of PBCC, the Seller or CPLC, shall be entitled to such indemnification for the full amount of such Damages regardless of the amount of the Damages.

                      (ii) Each Person entitled to indemnification under subsection 5.4(a) for any Damages suffered or incurred by such Person relating to (A) any breach of any representation or warranty made by PBCC, the Seller or CPLC in this Agreement that is not a Special Representation or (B) any breach of any representation or warranty in any Seller Related Document shall be entitled to indemnification, jointly and severally, from PBCC and the Seller to the extent that the aggregate Damages suffered or incurred by the Buyer Indemnified Parties resulting from, arising out of, based on or relating to all such breaches have exceeded $1,000,000.

                  (c) Survival of Representations and Warranties of PBCC, the Seller and CPLC.

                       (i) Except as provided in paragraph (iii) below, the Special Representations and the indemnifications with respect to their breach shall survive until it is no longer possible in law or in fact for an indemnified party to suffer Damages as a result of such breach and for so long thereafter as such indemnified party may assert a claim with respect thereto.

                      (ii) The representations and warranties of the Seller, CPLC or PBCC in this Agreement (that are not Special Representations) or in the Seller Related Documents shall survive the Closing until the expiration of 24 months after the Closing.

                     (iii)  The  Limited  Survival  Tax  Representations   shall
         survive the Closing until the expiration of 12 months after the Closing.

                  (d) ERISA and Employment Indemnification. PBCC and the Seller shall, jointly and severally, covenant and agree to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Damages suffered or incurred by any of the Buyer Indemnified Parties resulting from, arising out of, based on or relating to:

                       (i) any Plan, any Title IV Plan and any other "employee benefit plan", including any Multiemployer Plan, maintained, contributed to, or obligated to be contributed to, at any time, by the Seller and any ERISA Affiliate and, prior to the Closing, by CPLC, including any liability (A) to PBGC under Title IV of ERISA, (B) relating to a Multiemployer Plan, (C) with respect to non-compliance with the notice and benefit continuation requirements of COBRA, (D) with respect to any non-compliance with ERISA, the Code or any other applicable Laws, or (E) with respect to any suit, proceeding or claim brought against the Buyer, CPLC, any Plan, any Title IV Plan, or any fiduciary or former fiduciary of any such plan;

                      (ii) the employment, failure to employ or termination of employment, including a constructive termination, by the Seller or CPLC of any individual (including, but not limited to, any employee of the Seller or CPLC) attributable to any actions or inactions on or prior to the Closing Date;

                     (iii) WARN or any other statutory or common Law or civil Law notice, severance pay, termination pay in lieu thereof or damages arising as a result of the termination or dismissal (including constructive termination or dismissal), by the Seller, CPLC or any of their Affiliates of any or all current or former employees of the Seller or CPLC (whether or not constituting CPLC Employees) on or prior to the Closing Date; and

                      (iv) any claims by any current or former employee of the Seller or CPLC for workers' compensation and/or medical benefits incurred after the Closing which relate to an injury or illness originating prior to the Closing.

                  (e) Additional Indemnification by PBCC and the Seller. PBCC and the Seller shall, jointly and severally, indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Damages suffered or incurred by any Buyer Indemnified Party resulting from, arising out of, based on or relating to:

                       (i) the Excluded Assets or the ownership, operation, servicing, lease or use thereof, or any action taken with respect thereto, by the Seller or any other Person;

                      (ii)          the Excluded Liabilities;

                     (iii) any Environmental Costs and Liabilities, whether or not constituting an Assumed Liability; provided, however, that (solely for the purposes of this clause (iii) and not for purposes of clauses
         (iv), (vi), (vii) or (viii) of this subsection 5.4(e)) to the extent that CPLC suffers or incurs any Environmental Costs and Liabilities resulting from, arising out of, based on or relating to, an act actually taken by CPLC that constitutes a continuation of a series or pattern of actions taken by the Seller on or prior to the Closing Date (which act gives rise to an independent cause of action against CPLC and is not merely a natural consequence, or result, of such series or pattern of actions), then the aggregate Environmental Costs and Liabilities suffered or incurred by CPLC resulting from, arising out of, based on or relating to, any such series or pattern of actions that occurred on or prior to and after the Closing Date shall be allocated and apportioned between CPLC, on the one hand, and PBCC and the Seller, on the other hand, so that PBCC and the Seller are allocated with responsibility and liability only for the portion of the Damages resulting from, arising out of, based on or relating to, the actions that were taken on or prior to the Closing Date;

                      (iv) any civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding (including, but not limited to, any counterclaims or crossclaims), resulting from, arising out of, based on or relating to, any condition existing or action, event or transaction occurring prior to the Closing Date, whether or not pending or threatened on the date hereof or at the Closing, whether brought, made or instigated by any Governmental Authority or any private Person and whether or not constituting an Assumed Liability; provided, however, that (solely for the purposes of this clause (iv) and not for purposes of clauses (iii), (vi), (vii) or (viii) of this subsection 5.4(e)) to the extent that CPLC suffers or incurs any Damages resulting from, arising out of, based on or relating to, any act by CPLC that constitutes a continuation of any series or pattern of actions taken by the Seller on or prior to the Closing Date (which act actually taken by CPLC gives rise to an independent cause of action against CPLC and is not merely a natural consequence or result of such series or pattern of actions), then the aggregate Damages suffered or incurred by CPLC resulting from, arising out of, based on or relating to, any such series or pattern of actions that occurred on or prior to and after the Closing Date shall be allocated and apportioned between CPLC, on the one hand, and PBCC and the Seller, on the other hand, so that PBCC and the Seller are allocated with responsibility and liability only for the portion of the Damages resulting from, arising out of, based on or relating to, the actions that were taken on or prior to the Closing Date;

                       (v) any failure of the Final Schedule of Assets and Liabilities or the Closing Backlog Schedule to be true, complete, correct and accurate in any respect;

                      (vi) any act, practice or conduct undertaken by the Seller or CPLC prior to the Closing that resulted in, gave rise to or otherwise constituted a violation or breach of any Law applicable to the Seller, the Business, any of the Transferred Assets or CPLC, whether or not constituting an Assumed Liability;

                     (vii) any violation of any Law after the Closing resulting from, based on, arising out of or relating to, (A) the administration, billing, collection or enforcement of any Transferred Financing Contract in accordance with the written terms thereof or (B) the documentation, administration, billing, collection or enforcement of any Funded Backlog that is documented and originated in accordance with the material terms of (I) the written credit approval relating to such Funded Backlog and (II) the Seller's Operating Bulletin Number 01.027 attached hereto as Schedule 5.4(e)(vii); provided, however, that in no event shall the Seller or PBCC be liable for any Damages resulting from, based on, arising out of or relating to, any changes or modifications to the terms of any Transferred Financing Contract or Funded Backlog to the extent that such Damages solely and exclusively result from, arise out of, relate to or are based on any such changes or modifications.

                    (viii) any claim or charge resulting from, arising out of, based on or relating to, the continued use by CPLC or the Buyer for up to 45 days after the Closing of any forms of leases, conditional sales contracts, notes, security agreements, guarantees, financing statements and other Documents or instruments prepared and used by the Seller prior to the Closing Date (excluding any information that was included therein for the first time by the Buyer or CPLC after the Closing).

                  (f) Indemnification by the Buyer for Breach. The Buyer shall indemnify and hold harmless the Seller and its Affiliates (other than, after the Closing, CPLC) and, in each such case, their respective directors, officers, employees and agents (collectively, the "Seller Indemnified Parties"), from and against any and all Damages suffered or incurred by any Seller Indemnified Party resulting from, arising out of, based on or relating to (i) any breach of any representation or warranty made by the Buyer in this Agreement; or (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of the Buyer contained in this Agreement; or (iii) any breach of a representation or warranty in, or omission of information required to be included in, any annex, certificate, schedule, exhibit or other agreement, instrument or Document, in each case delivered or to be delivered by the Buyer to the Seller or another party hereto pursuant to the terms of this Agreement (collectively, the "Buyer Related Documents"); or (iv) the Assumed Liabilities; or (v) any action, suit, claim, hearing, investigation or proceeding resulting from, arising out of, based on or relating to, the operation or conduct by CPLC of the Business after the Closing Date; provided, however, that the indemnification obligations of the Buyer in clause (v) of subsection 5.4(f) shall be limited to (A) out-of-pocket costs and expenses incurred by any Seller Indemnified Party (including without limitation amounts payable under subsection 5.4(h)(v)) and (B) any Damages suffered or incurred by any Seller Indemnified Party if the Buyer has not assumed the defense or settlement of the action, suit, claim, hearing, investigation or proceeding in question in accordance with subsection 5.4(h)(ii) or, if it does assume such defense or settlement, satisfied its obligations under this Agreement with respect thereto. For purposes of this subsection 5.4(f), a breach of a representation or warranty contained in this Agreement or a Buyer Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been inaccurate or been breached if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or Knowledge, it being the intention of the parties hereto that the Seller Indemnified Parties shall be indemnified and held harmless from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, based on or relating to, the failure of any such representation, warranty, annex, certificate, schedule, exhibit or other agreement, instrument or Document to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality, Material Adverse Effect or Knowledge set forth with respect thereto.

                  (g) Survival of Representations and Warranties of the Buyer. The representations and warranties of the Buyer in this Agreement or in the Buyer Related Documents shall survive the Closing until the expiration of 24 months after the Closing.

                  (h) Indemnification Procedure. Except as otherwise provided in
Section 5.7 hereof with respect to Credit Loss Events, for the purposes of administering the indemnification provisions of this Section 5.4, the following procedures shall apply from and after the Closing Date:

                       (i) An indemnified party shall notify the Indemnitor of any Indemnification Event in writing promptly, and in any event within 30 days following the receipt of notice of the commencement of any action or proceeding or within 30 days of (A) the assertion of any claim against such indemnified party or (B) the discovery by such indemnified party of any loss giving rise to indemnity pursuant to this
         Section 5.4 (any 30-day notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an amended Indemnification Event, from the first day such claim is amended to include any claim which is an Indemnification Event hereunder), such notice to describe in reasonable detail the basis of such Indemnification Event. The failure to give notice as required by this subsection 5.4(h)(i) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is adversely affected by the failure of the indemnified party to give notice in a timely fashion as required by this subsection 5.4(h)(i).

                      (ii) The Indemnitor shall be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding, or to participate in any negotiations or proceedings to settle or otherwise eliminate any claim, if it shall provide the indemnified parties with a written acknowledgement of its liability for the indemnity against Damages relating to such claim; provided, however, that the Buyer or CPLC shall have the sole right, with counsel of its choice, to defend, settle or otherwise dispose of, in its sole discretion, any action, claim or proceeding that constitutes a Non-Assumable Claim, and the Seller shall not be entitled to assume the defense thereof. If the Indemnitor assumes any such defense or settlement or any such negotiations, it shall pursue such defense, settlement or negotiations in good faith. If the Indemnitor fails to elect in writing, within 15 business days of the notification referred to above, to assume the defense, the indemnified party may engage counsel to defend, settle or otherwise dispose of such action or proceeding, which counsel shall be reasonably satisfactory to the Indemnitor; provided, further, that the indemnified party shall not settle or compromise any such action, proceeding or claim without the consent or agreement of the Indemnitor (which consent will not be unreasonably withheld or delayed).

                     (iii) In cases where the Indemnitor has assumed the defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing; provided, however, that: (A) the indemnified party (and its counsel) shall be entitled to continue to participate at its own cost (except as provided below) in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; (B) the Indemnitor shall not be entitled to settle or compromise any such action, proceeding or claim without the consent or agreement of the indemnified party (which consent will not be unreasonably withheld or delayed); notwithstanding the foregoing, if (and only if) an offer of settlement or compromise is received by the Indemnitor with respect to any Indemnification Event and such offer to settle or compromise (1) includes an unconditional release of each applicable indemnified party and (2) does not involve or impose any obligations or restrictions on any applicable indemnified party (other than the payment of money (which the Indemnitor has unconditionally agreed with each applicable indemnified party, in writing, to pay)) without any admission or acceptance of liability or responsibility from any indemnified party (a "Qualified Settlement Offer"), such Indemnitor may notify each applicable indemnified party in writing of the Indemnitor's willingness to compromise or settle such claim on the basis set forth in such Qualified Settlement Offer, and if (but only
         if) such indemnified party fails to consent to such Qualified Settlement Offer within 30 days after its receipt of such notice from the Indemnitor, the Indemnitor's liability shall be limited to the sum of the settlement amount set forth in such Qualified Settlement Offer and the Indemnitor's costs and attorneys' fees to the end of such 30-day period; and (C) after written notice by the Indemnitor to an indemnified party of its election to assume control of the defense of any claim, the Indemnitor shall not be liable to such indemnified party hereunder for any attorneys' fees and disbursements subsequently incurred by such indemnified party in connection therewith (except as provided below).

                      (iv) In the event indemnification is requested, the relevant Indemnitor, its representatives and agents shall have access to the premises, Books and Records of the indemnified party or parties and their Affiliates seeking such indemnification to the extent reasonably necessary to assist it in defending or settling any action, proceeding or claim; provided, however, that such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the indemnified party or parties. Except as reasonably necessary to assist it in defending or settling such action, proceeding or claim, the indemnified party shall not be required to disclose any information with respect to itself or any of its Affiliates (or former Affiliates), and the indemnified party shall not be required to participate in the defense of any claim to be indemnified hereunder (except as otherwise expressly set forth herein), unless otherwise required or reasonably necessary in the defense of any claim to be indemnified hereunder.

                       (v)  Notwithstanding  anything  to the  contrary  in this
         Section 5.4, the Indemnitor shall continue to pay the attorneys' fees and disbursements and other costs each indemnified party may incur (A) relating to such indemnified party's participation in any Indemnification Event (whether or not the Indemnitor shall have assumed the defense of such Indemnification Event) to the extent such participation relates to a claim or defense that the indemnified party has that the Indemnitor does not have, or relates to a claim or defense as to which the Indemnitor may have a conflict of interest, or (B) relating to discovery against or testimony of such indemnified party and for participation of such indemnified party's own counsel in such discovery and testimony.

                  (i) Tax Effect of Payments. Any indemnity payments otherwise due and payable under this Section 5.4 shall be (i) decreased to the extent of any net actual reduction of Tax liability that is actually realized by the indemnified party by reason of an indemnifiable loss and (ii) increased to the extent of any net actual increase in Tax liability that is actually imposed on the indemnified party by reason of an indemnity payment pursuant to this Section
5.4 (including any increase thereof pursuant to this subsection 5.4(i)).

                  (j) Purchase Price Adjustment.  Any payment under Section 5.4,
5.7 or 5.15 hereof shall be treated by the parties hereto for domestic or foreign federal, state and local income tax purposes as a non-taxable reimbursement or purchase price adjustment, except to the extent that a contrary treatment is required by Law.

                  (k) Document Retention. From the date hereof, each party to this Agreement shall retain, in accordance with its normal document retention policy, all documents including, without limitation, Tax Returns and other tax data and information with respect to all matters as to which indemnity may be sought under this Agreement (except to the extent that such documents in the possession of the Seller at the Closing may be transferred to the possession of CPLC or the Buyer). Before disposing of or otherwise destroying any such documents, the possessor thereof shall give reasonable notice to such effect and deliver to any Indemnitor, at such Indemnitor's expense and upon its request, a copy of any such documents.

                  (l) Election of Remedies. Anything in this Agreement to the contrary notwithstanding, in the event that a claim or demand for indemnification may be made under more than one provision of this Agreement including, without limitation, Section 5.4, 5.7 or 5.15, the Person making such claim or demand shall have the option to elect the provision of this Agreement under which it chooses to make such claim or demand for indemnification; provided, however, that no indemnified party shall be entitled to recover more than the aggregate amount of any Damages suffered or incurred by such indemnified party.

                  (m) Waiver of Defense. The Seller and PBCC hereby acknowledge and agree that they shall not raise as a defense or bar, and that they hereby waive, as to any claim made by any Buyer Indemnified Party under this Agreement, that on or prior to the Closing, the Buyer or CPLC had or should have had knowledge of any fact, condition, event or circumstance that (i) caused any representation or warranty made by any of the Seller, PBCC, PBI or CPLC to be inaccurate or untrue or (ii) that could form the basis of any claim by any Buyer Indemnified Party against the Seller or PBCC pursuant to this Agreement.

                  5.5       Preparation of Closing Date Balance Sheet.

          (a) Preparation of Draft Closing Date Balance Sheet, Audited Closing Date Balance Sheet and Calculations.

                       (i) As soon as  practicable  following  the Closing,  the
         Buyer shall cause CPLC, with the assistance of the Buyer and the Seller and after consultation with the Buyer and the Seller, to prepare the Draft Closing Date Balance Sheet and a draft calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve. The Draft Closing Date Balance Sheet and the draft calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve shall be prepared in accordance with the Accounting Principles. The Buyer and the Seller shall use their respective reasonable efforts to cause the Draft Closing Date Balance Sheet and the draft calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve to be
         completed   within  30  days  following  the  Closing  Date  and,  upon completion, such Draft Closing Date Balance Sheet and draft calculations shall promptly be provided to the Buyer, the Buyer's Accountants, the Seller and the Seller's Accountants.

                      (ii) Immediately following the preparation and distribution of the Draft Closing Date Balance Sheet and draft calculations, the Buyer shall cause the Buyer's Accountants to audit the Draft Closing Date Balance Sheet and the draft calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve, and such audit shall be conducted in accordance with generally accepted auditing standards and shall be sufficient to permit the Buyer's Accountants to render their opinion to the effect that the Draft Closing Date Balance Sheet fairly presents the financial position of CPLC as at the Closing Date (after giving effect to the Contribution Transaction) in accordance  with the  Accounting  Principles  and to  render a  special
         report   certifying  as  to  the   completeness  and  accuracy  of  the
         calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve.

                     (iii) Following the distribution of the Draft Closing Date Balance Sheet and draft calculations, the Seller's Accountants shall be entitled to perform all procedures and take any other steps that they, in the exercise of their professional judgment, deem appropriate to confirm that the Draft Closing Date Balance Sheet and the calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve, have each been prepared in conformity with the standard set forth in subsection 5.5(a)(i) above.

                      (iv) The Buyer shall use reasonable efforts to cause the Buyer's Accountants to deliver the audited Draft Closing Date Balance Sheet, the draft of the Buyer's Accountants' opinion on the Closing Date Balance Sheet and the draft of the Buyer's Accountants' special report on the calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve to each of the Buyer, the Seller and the Seller's Accountants within 90 days following the date of the Buyer's Accountants' receipt of the Draft Closing Date Balance Sheet.

                       (v) During the 30 days following their receipt of the audited Draft Closing Date Balance Sheet and audited draft calculations, both the Buyer and the Seller (in consultation with the Seller's Accountants) shall have the opportunity to review the audited Draft Closing Date Balance Sheet and the audited draft calculation of the Gross Receivables Amount and the amount of the Receivable
         Deductions, the Other Assets, the Other Liabilities and the Loss Reserve (together with the Buyer's Accountants' working papers, including any portion thereof pertaining to any proposed adjustment) and, during such 30-day period, the Seller, the Seller's Accountants and the Buyer shall have the right to propose to the Buyer's Accountants those changes to the audited Draft Closing Date Balance Sheet and the audited draft calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve that the Seller, the Seller's Accountants or the Buyer determine to be appropriate in order to (A) cause the audited Draft Closing Date Balance Sheet and the audited draft calculation of the Gross Receivable Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve to conform, in all respects, to the standard set forth in subsection 5.5(a)(i) above and (B) if applicable, reflect the Seller's exercise of its option under subsection 5.5(e) hereof.

                      (vi) In the event of any  dispute  between  the Seller and the  Seller's  Accountants  (on the one  hand)  and the  Buyer  and the
         Buyer's Accountants (on the other hand) regarding any of the adjustments proposed by the Seller or the Seller's Accountants (on the one hand) or the Buyer or the Buyer's Accountants (on the other hand) with respect to the Draft Closing Date Balance Sheet or the audited draft calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities or the Loss Reserve, which the Seller and the Seller's Accountants (on the one hand) and the Buyer and the Buyer's Accountants (on the other hand) cannot resolve within 45 days after the receipt by Buyer's Accountants thereof, as the case may be, either the Seller or the Buyer shall have the right, upon delivery of written notice to the other party, to require that such dispute be resolved in accordance with the provisions set forth in subsection 5.5(b) hereof. Promptly following the final resolution of any disputes with respect to any proposed adjustments to the audited Draft Closing Date Balance Sheet or the audited draft calculation of the Gross Receivables Amount or the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve, the Buyer shall cause the Buyer's Accountants to prepare and deliver to the Buyer and the Seller the Audited Closing Date Balance Sheet, the audited final calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve, the Buyer's Accountants' opinion on the Audited Closing Date Balance Sheet and the Buyer's Accountants' special report on the audited final calculation of the Gross Receivables Amount and the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve. The Audited Closing Date Balance Sheet and the audited final calculation of the Gross Receivables Amount and the amount of the Receivable
         Deductions, the Other Assets, the Other Liabilities and the Loss Reserve shall reflect all adjustments thereto agreed upon by the Seller and the Seller's Accountants (on the one hand) and the Buyer and the Buyer's Accountants (on the other hand) or which have been resolved pursuant to subsection 5.5(b) hereof.

                     (vii) Each of the Buyer, the Seller, the Buyer's Accountants and the Seller's Accountants shall have full access to all relevant accounting, financial and other records reasonably requested by it in connection with the preparation, confirmation or review of the Draft Closing Date Balance Sheet and the calculation of the Gross Receivables Amount, the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve, as well as the Buyer's Accountants' working papers and draft opinion and draft special report thereon. Without limiting the foregoing, each party shall make available to the other party and its accountants such personnel as they may reasonably request in connection with the preparation or confirmation of the Draft Closing Date Balance Sheet and the calculation of the Gross Receivables Amount, the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve or the review of the Buyer's Accountants' draft opinion or draft special report.

                  (b) Conflict Resolution Mechanism. Any dispute involving the draft opinion or draft special report of the Buyer's Accountants or any of the adjustments proposed by the Seller, Seller's Accountants, the Buyer or the Buyer's Accountants including, without limitation, any interpretation or application of any provision of this Agreement affecting the preparation of the draft opinion, draft special report, the Draft Closing Date Balance Sheet, the calculation of the Gross Receivables Amount or the amount of the Receivable Deductions, the Other Assets, the Other Liabilities and the Loss Reserve, not resolved by the Seller's Accountants and the Buyer's Accountants within 45 days of the relevant date of receipt thereof, at the election of the Seller or the Buyer by written notice to the other, shall be resolved by the Selected Accounting Firm. The Selected Accounting Firm shall resolve only issues upon which the Buyer and the Seller have been unable to agree. The decision of such Selected Accounting Firm shall be rendered within 20 business days after its appointment and shall be final and binding upon the parties.

                  (c) Payment of Fees. The Buyer shall pay all of the fees of the Buyer's Accountants and all expenses incurred by such firm in connection with the tasks outlined in this Section 5.5, and the Seller shall pay all fees of the Seller's Accountants and all expenses incurred by such firm in connection with the tasks outlined in this Section 5.5. All fees and expenses relating to the work performed by the Selected Accounting Firm pursuant to subsection 5.5(b) shall be borne pro rata by the Seller and the Buyer in proportion to the allocation of the dollar amount of the disputed amount between the Seller and the Buyer by the Selected Accounting Firm, such that the prevailing party pays a lesser portion of such fees and expenses.

                  (d) Accountant Cooperation. The Seller and the Buyer shall use their best efforts to cause the Buyer's Accountants and the Seller's Accountants to cooperate with each other in connection with all of their activities undertaken in connection with this Agreement. Prior to the commencement of the audit of the Draft Closing Date Balance Sheet, the Seller shall instruct the Seller's Accountants to make available to the Buyer's Accountants their work papers from the audit of PBCC's prior audited financial statements, to the extent they relate to the Seller or its Business, operations or financial condition.

                  (e) Option to Assume Certain Liabilities. During the 30 days following the Seller's receipt of the audited Draft Closing Balance Sheet and audited draft calculations pursuant to Section 5.5(a)(v) hereof, the Seller, in its sole discretion, may assume any liability that is reflected on the Draft Closing Date Balance Sheet that is of a class of liabilities for which there is no methodology of calculation set forth on Schedule 5.5(a) hereto by delivering to the Buyer an unconditional assumption of such liability and unconditionally indemnifying the Buyer with respect thereto pursuant to documentation reasonably satisfactory to the Buyer within such thirty (30) day period. If the Seller assumes any liability pursuant to the foregoing sentence, such liability shall be removed from and shall not be reflected on the Audited Closing Date Balance Sheet.

                  5.6       Employees.

                  (a) Transfer of CPLC Employees. Concurrently with the consummation of the Contribution Transaction, the Seller shall transfer the CPLC Employees to CPLC in substantially the same position of employment, at the same location and on substantially the same terms and conditions as exist for such individuals as of the date hereof (without regard to any retention agreements now or hereafter in effect between the Seller or PBCC and such individuals, or any payments to be made thereunder by the Seller or PBCC at the Closing in connection with the consummation of the transactions contemplated by this Agreement).

                  (b) Inactive Employees. The Seller shall retain liability and responsibility for any inactive employee of the Seller (each, an "Inactive Employee") following the Closing until such employee becomes an employee of CPLC following the Closing or unless such employee is otherwise terminated by the Seller. After the Closing, CPLC shall offer employment to any Inactive Employee in accordance with CPLC's standard hiring procedure, subject to the following conditions: (i) if on medical leave, such Inactive Employee is released by his or her physician to return to active employment and (ii) such Inactive Employee actually reports for active employment with CPLC promptly upon receiving such medical release or the expiration of the approved leave; provided, however, that CPLC shall not be required to offer employment to any Inactive Employee under this provision for more than six months from the Closing Date or after the expiration of any applicable period required by Law, if later.

                  (c) Post-Closing Benefits. From and after 12:01 a.m. on the day following the Closing Date, the Buyer shall cause CPLC to provide all of the CPLC Employees and Later Hires with the employee benefits programs generally available to employees of the Buyer's Vendor Financial Services division. All CPLC Employees and Later Hires shall be given full credit by CPLC and the Buyer for their years of service rendered to the Seller, PBCC, CPLC or an ERISA Affiliate (i) for purposes of eligibility and vesting in all employee benefit programs of CPLC and the Buyer and (ii) for purposes of calculating the benefits to which they are entitled under severance and vacation policies of CPLC and the Buyer. The Buyer, after the Closing, shall cause CPLC not to (x) relocate any CPLC Employee or Later Hire or (y) terminate or demote any CPLC Employee or Later Hire without cause, in each case, during the 90-day period commencing on the Closing Date.

                  (d) Retirement/COBRA Benefits. Nothing herein shall require CPLC or the Buyer to assume any retirement obligations to CPLC Employees or any other current or former employee of the Seller or CPLC under plans or programs applicable to such employees or any other employees of PBCC and its
Subsidiaries, and the Buyer and, after the Closing, CPLC shall have no obligation, liability or responsibility with respect to any such plans or programs. As of 12:00 midnight on the Closing Date, the CPLC Employees and CPLC shall cease active participation in the Plans and the Title IV Plans and the Seller shall be responsible for providing to CPLC Employees any notification concerning the cessation of their accruals under the Plans, including the notice required to be provided under Section 204(h) of ERISA. No assets or liabilities of the Plans shall be transferred to CPLC or the Buyer by reason of the transactions contemplated herein. After the Closing Date, the Seller shall administer benefits provided to CPLC Employees under the Plans in accordance with the terms of the Plans and applicable Law, including provisions relating to the distribution of benefits in connection with the transactions contemplated hereby. The Seller shall assume full responsibility under its Plans for providing continuation of health coverage pursuant to an election made under
Section 4980B of the Code or Sections 601-608 of ERISA (a "COBRA Election") by any current or former employee (or dependent thereof) of the Seller or CPLC relating to a "qualifying event" (as defined in Section 4980B(f)(3) of the Code and Section 603 of ERISA) that occurs on or prior to the Closing to any "qualifying beneficiaries" (as defined in Section 4980B(g)(1) of the Code and Section 607(3) of ERISA).

                  (e) Employment. PBCC and the Seller agree that they shall not, and shall not permit any of their Subsidiaries to, during the period from the date of this Agreement through the Closing, encourage any CPLC Employee to refrain from continuing his or her employment with CPLC after the Closing.

                  (f) Vacation. At or immediately following the Closing, the Seller shall pay to each CPLC Employee the cash equivalent of all accrued vacation for vacation earned on or prior to December 31, 1997. From the Closing Date until December 31, 1998, the Buyer shall continue in effect for calendar year 1998 a vacation policy substantially similar to the vacation policy set forth on Schedule 5.6(f) covering each CPLC Employee immediately prior to the Closing (the "Seller Vacation Policy"); provided, however, the Buyer shall pay to each CPLC Employee as soon as practicable in 1999 the cash equivalent of all accrued but unpaid vacation for vacation earned in 1998. Effective January 1, 1999, each CPLC Employee and Later Hire shall be eligible for vacation in accordance with the Buyer's vacation policy then in effect ("Buyer Vacation Policy"); provided, however, that a CPLC Employee's or Later Hire's annual vacation entitlement immediately prior to the Closing shall be grandfathered under the Seller Vacation Policy until such CPLC Employee's or Later Hire's vacation entitlement under the Buyer Vacation Policy would increase such CPLC Employee's or Later Hire's vacation entitlement.

                  (g) Flex Plans. The Seller shall cause the sponsor of the Code
Section 125 flexible benefits program ("Seller FSA") to allow the CPLC Employees who participate in such program prior to the Closing to continue to submit claims under the Seller FSA for expenses incurred through December 31, 1998 in an amount not to exceed the funded positive balance in such CPLC Employees' accounts in the Seller FSA as of the Closing Date.

                  (h) Retention and Stay Bonuses. The Seller or one of its Affiliates shall pay, and PBCC and the Seller hereby agree that they are jointly and severally responsible for, any retention or stay bonus arrangements (including any 1998 bonus and special bonus opportunity multipliers) in effect prior to the Closing with respect to any of the Employees.

                  5.7       Credit Loss Reimbursement.

                  (a) PBCC and the Seller, jointly and severally, covenant and agree to indemnify and hold the Buyer harmless from any Credit Loss Amounts, to the extent the aggregate Credit Loss Amounts for all Transferred Financing Contracts and Funded Backlog exceed the Reimbursement Threshold; provided, however, that the amount of any Credit Loss Amount for any Transferred Financing Contract or Funded Backlog shall be determined without deducting any amounts that represent or constitute a writeoff or writedown with respect to such Transferred Financing Contract or Funded Backlog by CPLC. For purposes of determining if a Credit Loss Event has occurred with respect to any Transferred Financing Contract or any Funded Backlog, the term or maturity date of any such Transferred Financing Contract or Funded Backlog shall be deemed to be the contractual term or maturity (including any extension periods that may be exercised at the sole discretion of the Obligor under such Transferred Financing Contract or Funded Backlog) of such Transferred Financing Contract or Funded Backlog, as it is in effect on the Closing Date.

                  (b) No later than 10 days after the end of each calendar quarter ending after the Closing Date, commencing with the calendar quarter ending December 31, 1998 and continuing thereafter until and including the calendar quarter during which the last Transferred Financing Contract or Funded Backlog shall have expired or its maturity date shall have occurred (the "Cut-Off Date"), the Buyer shall deliver to the Seller a written report certified by an officer of CPLC, and in a form reasonably satisfactory to the Seller, setting forth with respect to all of the Transferred Financing Contracts and Funded Backlog, the details of any Credit Loss Events that occurred during the immediately preceding calendar quarter, the aggregate Credit Loss Amounts incurred from the Closing Date through the end of the immediately preceding calendar quarter and indicating the amount, if any, for which the Buyer is seeking reimbursement pursuant to this Section 5.7 (the "Quarterly Credit Loss Report"). No later than the 10th day after the end of each month after the Closing Date, until the Cut-Off Date, the Buyer shall deliver to the Seller an aging of accounts report for all of the Transferred Financing Contracts and Funded Backlog, in a form reasonably satisfactory to the Seller.

                  (c) The Seller shall have 10 days after receipt of a Quarterly Credit Loss Report to review such Quarterly Credit Loss Report (together with copies of the workpapers and other analyses used in the preparation thereof). During such 10 day period, CPLC shall provide the Seller and its representatives with access to its Books and Records to the extent that they relate to such Quarterly Credit Loss Report for the purposes of analyzing and verifying the information set forth in such Quarterly Credit Loss Report; provided, however, that such access shall be exercised during normal business hours and in such a manner so as not to interfere unreasonably with CPLC's business. Unless the Seller delivers written notice to the Buyer on or prior to the 10th day after its receipt of such Quarterly Credit Loss Report, specifying in reasonable detail the amount, nature and basis of all disputed matters (a "Credit Loss Objection Notice"), the Seller and PBCC shall be deemed to have accepted and agreed to such Quarterly Credit Loss Report and the information set forth therein.

                  (d) If the Seller delivers a Credit Loss Objection Notice in a timely manner, the Seller and the Buyer shall, within 10 days following the delivery of such Credit Loss Objection Notice (the "Credit Loss Resolution Period"), acting reasonably and in good faith, attempt to resolve their differences, and any resolution by them as to any disputed matter shall be final, binding and conclusive. If, at the end of the Credit Loss Resolution Period, the Buyer and the Seller are unable to reach agreement on whether any Credit Loss Amount claimed by the Buyer was calculated correctly shall be submitted to an independent third party mutually agreeable to the Seller and the Buyer (or, if they cannot agree, to the Selected Accounting Firm) (the
"Arbitrator") within three days after the expiration of the Credit Loss Resolution Period. As to any other matter contained in a Credit Loss Objection Notice on which the Buyer and the Seller are unable to reach agreement within the Credit Loss Resolution Period, the Buyer and the Seller shall be free to pursue any rights they may have with respect to such matter. The Seller and the Buyer agree to execute, if requested by the Arbitrator, a reasonable engagement letter for the services to be provided by the Arbitrator. All fees and expenses relating to the work performed by the Arbitrator shall be borne pro rata by the Seller and the Buyer in proportion to the allocation of the dollar amount of the disputed amount between the Seller and the Buyer by the Arbitrator, such that the prevailing party pays a lesser portion of the fees and expenses. The Arbitrator shall take such action and perform such tasks as are necessary to resolve whether any Credit Loss Amount claimed by the Buyer was calculated correctly. The Arbitrator's determination with respect to all such disputed matters shall be made within 10 days of submission of the dispute to the Arbitrator and shall be set forth in a written statement delivered to the Seller and the Buyer and shall be final, binding and conclusive in respect of such dispute and all subsequent disputes based on similar facts or circumstances upon delivery of such written statement to the Buyer and the Seller.

                  (e) Any payments of any Credit Loss Amounts payable pursuant to this Section 5.7 shall be made within five business days after the final determination of the amount of such Credit Loss Amounts and shall be made by wire transfer, in immediately available funds, to such account at such bank in the United States as the Buyer or CPLC, as applicable, shall have designated in writing.

                  (f) For purposes of calculating the aggregate Credit Loss Amount incurred during any quarterly period, any amounts received by the Buyer or CPLC with respect to any Transferred Financing Contract or Funded Backlog after the date a Credit Loss Event occurred with respect to such Transferred Financing Contract or Funded Backlog, including, without limitation, past due lease payments, settlement payments, late fees, out of pocket expenses, unidentified amounts received by CPLC prior to the date a Credit Loss Event occurred with respect to such Transferred Financing Contract or Funded Backlog that are determined by CPLC after such date to be related to such Transferred Financing Contract or Funded Backlog or equipment remarketing proceeds (whether in the form of sale proceeds or re-lease payments) (collectively, "Recoveries") shall be credited to the aggregate Credit Loss Amounts for the quarterly period during which any such Recoveries are received and, to the extent necessary to offset the aggregate amount of such Recoveries, to any subsequent quarterly periods. To the extent the Seller has made payments of Credit Loss Amounts to the Buyer under this Section 5.7 and the aggregate amount of all Credit Loss Amounts incurred by CPLC is thereafter reduced to an amount less than the Reimbursement Threshold, the Buyer shall return to the Seller any Credit Loss Amounts previously paid by the Seller under this Section 5.7.

                  (g) In the event the Seller or PBCC is required to indemnify the Buyer against any Credit Loss Amount under this Section 5.7 with respect to a Transferred Financing Contract or Funded Backlog, the Seller shall have the option to purchase, and CPLC shall, upon exercise by the Seller of such option, be required to sell to the Seller, all of CPLC's right, title and interest in and to such Transferred Financing Contract or Funded Backlog at a purchase price equal to the Net Finance Receivables Balance of such Transferred Financing Contract or Funded Backlog, determined as of the date that the Seller gives CPLC notice of the exercise of its option with respect to such Transferred Financing Contract or Funded Backlog, but determined without deducting any amounts that represent or constitute a writeoff or writedown with respect to such Transferred Financing Contract or Funded Backlog by CPLC. Any payments of the Net Finance Receivables Balance pursuant to this subsection 5.7(g) shall be made within five days after notice by the Seller that it is exercising its option under this subsection 5.7(g) and shall be made by wire transfer, in immediately available funds, to such account at such bank in the United States as the Buyer or CPLC, as applicable, shall have designated in writing. CPLC shall, upon receipt of such funds, assign and turn over to the Seller all of CPLC's right, title and interest to such Transferred Financing Contract or Funded Backlog and any Property (including any Credit Enhancements and any unapplied amounts held by CPLC and subsequently determined by CPLC to relate to such Transferred Financing Contract or Funded Backlog after the date the Seller has exercised its option under this subsection 5.7(g) with respect to such Transferred Financing Contract or Funded Backlog) related thereto by quit-claim and on an "AS-IS, WHERE-IS" basis, without any representations or warranties from CPLC (except that CPLC shall represent to the Seller that CPLC owns such Transferred Financing Contract or Funded Backlog and Property, free and clear of any Liens created after the Closing Date by, through or under CPLC) and without any recourse to CPLC (except for breach of its sole representation) and the Seller shall assume all of CPLC's rights, duties and obligations thereunder.

          5.8 Closing Backlog Schedule; Closing Date Schedule of Assets and Liabilities.

                  (a) The Seller shall, within 10 business days following the Closing, deliver to the Buyer the Closing Backlog Schedule, which shall reflect all of the Transferred Backlog and all the information required to be set forth thereon with respect to each item of Transferred Backlog. In the event the Seller fails to deliver the Closing Backlog Schedule to the Buyer prior to the end of such 10-business-day period, CPLC is hereby authorized and directed by the Seller and PBCC to prepare the Closing Backlog Schedule as of the Closing Date and deliver the final form of such schedule to the Seller and PBCC.

                  (b) The Seller shall, within 10 business days following the Closing, deliver to the Buyer a draft Schedule of Assets and Liabilities, which shall be dated as of the Closing Date and shall reflect all of the assets and liabilities of the Seller immediately prior to the Contribution Transaction. Within 10 business days following the delivery of the Audited Closing Date Balance Sheet to the Seller, the Seller shall deliver to the Buyer the Final Schedule of Assets and Liabilities, which shall be dated as of the Closing Date and shall reflect all of the Transferred Assets and Assumed Liabilities. In the event the Seller fails to deliver the Final Schedule of Assets and Liabilities to the Buyer prior to the end of such 10-business-day period, CPLC is hereby authorized and directed by the Seller and PBCC to prepare such Final Schedule of Assets and Liabilities as of the Closing Date and deliver the final form of such schedule to the Seller and PBCC.

                  (c) The Buyer shall cause CPLC to provide the Seller and its agents and representatives with access to the premises and applicable Books and Records of CPLC, prior to the expiration of any applicable time period, for the purpose of preparing the Closing Backlog Schedule, the draft Schedule of Assets and Liabilities and the Final Schedule of Assets and Liabilities; provided, however, that such access shall be provided during normal business hours and in such a manner as not to interfere unreasonably with the operation of CPLC's business.

                  5.9 Books and Records; Resignations. At the Closing, the Seller shall cause to be delivered to the Buyer (i) the Books and Records of CPLC (including CPLC's organizational documents, minute books and stock ledger and the Books and Records of the Seller related to any of the Transferred Assets or Assumed Liabilities) and (ii) the resignations of all of the directors and officers of CPLC who are not CPLC Employees.

                  5.10      Further Assurances.

                  (a) All amounts included in the Transferred Assets or Assumed Liabilities that are received by the Seller following the Closing shall be received by the Seller as agent, in trust for and on behalf of CPLC, and the Seller shall pay promptly all of such amounts over to CPLC and shall provide to CPLC information as to the nature, source and classification of such payments, including any invoice relating thereto. All amounts included in the Excluded Assets or Excluded Liabilities received by CPLC following the Closing shall be received by CPLC as the Seller's agent, in trust for and on behalf of the Seller, and the Buyer shall cause CPLC promptly to pay all of such amounts over to the Seller and shall provide to the Seller information as to the nature, source and classification of such payments, including any invoice relating thereto.

                  (b) In addition to the foregoing, the Seller will, whenever and as often as reasonably requested to do so by the Buyer or CPLC, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and Consents as are necessary or proper in order to complete, ensure and perfect (i) the Contribution Transaction, (ii) the sale, transfer and conveyance to the Buyer of the CPLC Shares and (iii) the consummation of the other transactions contemplated hereby.

                  5.11      Contribution Transaction.

                  (a) Immediately prior to the Closing, the Seller and CPLC shall consummate the Contribution Transaction. In connection with the Contribution Transaction, the Seller shall subscribe for the CPLC Shares and in exchange therefor the Seller shall contribute to CPLC all of its right, title and interest in and to each of the Transferred Assets free and clear of all Liens other than Permitted Liens and CPLC shall assume and agree to perform all of the Assumed Liabilities. Each Transferred Asset and Assumed Liability shall be transferred to, and CPLC's Books and Records shall reflect, the book value of each Transferred Asset and Assumed Liability as it is reflected on the Seller's Books and Records immediately prior to the Contribution Transaction.

                  (b) If, after the Closing Date, the Seller, the Buyer or CPLC discovers that any Property reflected on the Books and Records of CPLC constitutes an Excluded Asset or any liability, obligation or contra account constitutes an Excluded Liability and (i) the Audited Closing Date Balance Sheet shall not yet have been delivered pursuant to subsection 5.5(a)(vi), the parties agree that they shall cause any such Property, liability, obligation or contra account not to be reflected on the Audited Closing Date Balance Sheet and CPLC shall remit to the Seller all monies, rights and other consideration received by it in respect of such Property and the Seller shall remit to CPLC any amounts expended by CPLC in connection with any such liability or obligation or contra account, in each case during the period after the Closing and prior to the date any such payments are made or (ii) the Audited Closing Date Balance Sheet shall have been delivered pursuant to subsection 5.5(a)(vi), and such Property, liability, obligation or contra account was reflected thereon, the parties agree that, within five business days of written notice from the applicable party, (A) the Seller shall remit to CPLC, by wire transfer of immediately available funds, any amounts expended by CPLC in connection with any such liability or obligation or contra account and the Seller shall, in writing, reaffirm its liability and responsibility for any such liability or obligation or contra account and (B) CPLC shall remit to the Seller, by wire transfer of immediately available funds
(1) the book value of such Property as reflected on the Audited Closing Date Balance Sheet plus (2) all monies, rights and other consideration received by CPLC in respect of such Property during the period after the Closing and prior to the date any such payments are made and CPLC shall deliver possession of such Property to the Seller, to the extent CPLC has possession thereof.

                  (c) If, after the Closing Date, the Seller, the Buyer or CPLC discovers that any Property reflected on the Books and Records of the Seller constitutes a Transferred Asset or any liability, obligation or contra account constitutes an Assumed Liability and (i) the Audited Closing Date Balance Sheet shall not yet have been delivered pursuant to subsection 5.5(a)(vi), the parties agree that they shall cause any such Property, liability, obligation or contra account to be reflected on the Audited Closing Date Balance Sheet and the Seller shall remit to CPLC all monies, rights and other consideration received by it in respect of such Property and CPLC shall remit to the Seller any amounts expended by the Seller in connection with any such liability or obligation or contra account, in each case during the period after the Closing and prior to the date any such payments are made or (ii) the Audited Closing Date Balance Sheet shall have been delivered pursuant to subsection 5.5(a)(vi), and such Property, liability, obligation or contra account was reflected thereon, the parties agree that, within five business days of written notice from the applicable party, (A) CPLC shall remit to the Seller, by wire transfer of immediately available funds, any amounts expended by the Seller in connection with any such liability or obligation or contra account and CPLC shall, in writing, reaffirm its liability and responsibility for any such liability or obligation or contra account and
(B) the Seller shall remit to CPLC, by wire transfer of immediately available funds (1) the book value of such Property as reflected on the Audited Closing Date Balance Sheet plus (2) all monies, rights and other consideration received by the Seller in respect of such Property during the period after the Closing and prior to the date any such payments are made and the Seller shall deliver possession of such Property to CPLC, to the extent the Seller has possession thereof.

                  (d) Promptly after the Closing, the Seller and the Buyer shall engage a mutually agreeable third party service provider to take any actions necessary in order to cause the Transferred Assets (title to which must be registered or recorded under applicable Law) to be registered in the name of the Seller or otherwise cause record and legal title to such Transferred Assets to be registered in the name of CPLC as soon as practicable after the Closing Date (including under any law or regulation regarding the registration of motor vehicles) and to the extent the Seller is not the registered owner and title holder of any such Transferred Asset, such third party service provider shall first cause such Transferred Asset to be registered in the name of the Seller or otherwise cause record and legal title to such Transferred Asset to be transferred to the Seller prior to registering and transferring title to such Transferred Asset to CPLC. Any costs or expenses (including the fees paid to the third party service provider) incurred in connection with the registration or titling of such Transferred Assets (i) in the name of CPLC shall be borne 50% by the Seller and 50% by CPLC or (ii) if applicable, in the name of the Seller shall be borne by the Seller. The Seller and PBCC shall jointly and severally indemnify each Buyer Indemnified Party from and against any Damages resulting from, arising out of, based on or relating to the failure of the Seller to timely and properly cause such Transferred Assets to be registered in the name of CPLC or otherwise cause record and legal title to such Transferred Assets to be transferred to CPLC as of the Closing.

                  (e) The Buyer and CPLC acknowledge that the Seller has not taken, and does not intend to take, any action required to comply with any applicable bulk sale or bulk transfer or similar Laws. The Seller and PBCC agree, jointly and severally, to indemnify and hold the Buyer and CPLC and their Affiliates and in each such case any of their respective directors, officers, employees and agents harmless from and against any Damages resulting from, arising out of, based on or relating to non-compliance with such Laws.

                  5.12 Payment of Brokers' or Finders' Fees. The Seller shall pay any and all brokers' or finders' fees, or any other commissions or similar fees, payable to any Person acting on behalf of the Seller or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, and the Buyer shall pay any and all brokers' or finders' fees, or any other commissions or similar fees, payable to any Person acting on behalf of the Buyer or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, in each case regardless of whether any claim for payment is asserted before or after the Closing, or before or after any termination of this Agreement.

                  5.13 Conduct of Business. CPLC shall not conduct any business or engage in any operations until after the earlier of the Closing or the termination of this Agreement pursuant to Article 6 hereof; provided, however, that CPLC may take such actions as are necessary to (i) execute and deliver this Agreement, (ii) procure any and all Authorizations and (iii) immediately prior to the Closing, take all actions that are necessary to consummate the Contribution Transaction and the other transactions that are contemplated by this Agreement.

                  5.14 No Successor Liability. Each of the Seller, PBCC, CPLC and the Buyer acknowledge and agree that CPLC is not a successor or successor in interest to the Seller and that CPLC shall not have, and shall not be deemed to have, any liabilities or obligations as a successor or successor in interest to the Seller.

                  5.15      Tax Indemnification.

                  (a) PBCC and the Seller shall, jointly and severally, be liable for, shall promptly defend and shall indemnify and hold each of the Buyer Indemnified Parties harmless from and against, any and all Damages suffered or incurred by any Buyer Indemnified Party resulting from, arising out of, based on or relating to, the following:

                       (i) any and all Taxes imposed on any member of a consolidated, combined or unitary group of which CPLC (or any predecessor) is or was a member on or prior to the Closing Date, by reason of the liability of CPLC pursuant to Treasury Regulations
         Section 1.1502-6(a) or any similar domestic or foreign state or local law or regulation;

                      (ii) any breach or inaccuracy of any of the representations and warranties contained in subsection 4.1(n) (provided that for purposes of the representations and warranties contained in either of subsections 4.1(n)(xii) or (xiii), the breach or inaccuracy of such representations and warranties shall not be indemnifiable in respect of those of the Transferred Assets that the Buyer treats for federal income tax purposes in a manner that is inconsistent with the treatment described in either of such subsections 4.1(n)(xii) or
         (xiii), unless a treatment contrary to the treatment described in either of such subsections 4.1(n)(xii) or (xiii) is required by Law);

                     (iii) any and all Taxes (other than state or local income or franchise taxes in respect of income of CPLC that results solely from the Election described in Section 5.3 hereof) imposed on CPLC (or any predecessor), or for which CPLC (or any predecessor) may otherwise be liable (by reason of transferee liability or otherwise), for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and including the Closing Date, in excess of current Taxes, if any, shown as a liability on the Audited Closing Date Balance Sheet;

                      (iv) any failure by the Seller to timely pay any and all Taxes required to be borne by the Seller pursuant to Section 2.5 hereof;

                       (v) any and all Taxes (other than Transfer Taxes) imposed by any taxing authority on CPLC or the Seller resulting from, arising out of, based on or relating to, the Contribution Transaction as and when payable pursuant to applicable Law.

                  (b) The Buyer shall be liable for, shall promptly defend and shall indemnify and hold the Seller harmless from and against any and all Damages suffered or incurred by any of them that result from, arise out of, are based on or relate to, any of the following:

                       (i) any and all Taxes imposed on CPLC, the Transferred Assets or the Business for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date; and

                      (ii) any failure by the Buyer to timely pay any and all Taxes required to be borne by Buyer pursuant to Section 2.5 hereof.

                  (c) To the extent permitted by law or administrative  practice
(i) the taxable year of CPLC that includes the Closing Date shall be treated as closing on (and including) the Closing Date and (ii) all transactions not in the ordinary course of business occurring on the Closing Date but after the Closing shall be reported on the Buyer's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of the Buyer or its Affiliates to the extent permitted by law. For purposes of subsections 5.15(a) and (b) above, where it is necessary to apportion between the Seller and the Buyer the Tax liability of CPLC for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that (A) exemptions, allowances or deductions calculated on a time basis (such as the deduction for depreciation) shall be apportioned on a time basis and (B) personal property taxes whose assessment date is on or before the Closing Date shall be treated as pre-Closing Date Taxes borne by the Seller and personal property taxes whose assessment date is after the Closing Date shall be treated as post-Closing Date Taxes borne by the Buyer.

                  (d) Assistance and Cooperation. The parties hereto agree to furnish or cause to be furnished to each other, at their own expense, such information, access to Books and Records, including without limitation Tax Returns and other tax data, and assistance, including making employees available during regular business hours on a mutually convenient basis, as may be reasonably necessary for the preparation of Tax Returns or any tax contests or proceedings (including refunds) relating to Taxes of CPLC, Seller or any of its affiliates, its income, operations or assets.

                  (e) Refunds. In the event that CPLC's consent is necessary to enable the Seller to pursue a refund of property or sales taxes attributable to the Transferred Assets or Business for which the Seller is liable hereunder, upon the Seller's written request and at the Seller's sole expense, the Buyer shall, within 20 business days after receipt from the Seller of all completed necessary forms and filings (prepared at Seller's expense), execute such forms and filings and return the same to the Seller; provided, however, that neither CPLC nor Buyer shall be required to take any action described in this sentence if the Buyer reasonably determines that pursuing such a refund could have an adverse effect on the Buyer, CPLC or any of their respective Affiliates, unless the Seller agrees, in a form reasonably satisfactory to the Buyer, to indemnify the Buyer for any Damages that may result from, arise out of, relate to or are based upon such action. Upon receipt by CPLC or the Buyer of any refund described in the preceding sentence the Buyer shall promptly forward the same to the Seller, decreased to the extent of any net actual Tax liability imposed on the Buyer, CPLC or any of their respective Affiliates by reason of such refund and increased to the extent of any net actual reduction of Tax liability of the Buyer, CPLC or their respective Affiliates by reason of such payment.

                  (f) Dispute Procedures. If the parties disagree as to the amount of any payment or allocation to be made under, or any other matter arising out of, Section 5.3 or 5.15 hereof, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within 15 days, the parties shall submit such dispute for resolution by the Selected Accounting Firm. The report of the Selected Accounting Firm shall be final, binding and conclusive on the Seller and the Buyer. The fees and expenses of the Selected Accounting Firm shall be borne pro rata by the Seller and the Buyer in proportion to the allocation of the dollar amount of the disputed amount between the Seller and the Buyer by the Selected Accounting Firm, such that the prevailing party pays a lesser proportion of such fees and expenses.

                  (g) Limitation on Liability. The Damages for which the Buyer shall be entitled to indemnification under subsection 5.15(a)(ii) relating to any breach or inaccuracy of a Limited Survival Tax Representation shall not exceed the aggregate amount of penalties (and similar amounts, but not any tax deficiency itself) and interest payable to any taxing authority in respect of taxable periods or portions thereof of CPLC that end on or prior to the first anniversary of the Closing Date that results from, arises out of, relates to or is based upon the breach or inaccuracy of such Limited Survival Tax Representation.

                  (h) No Double Counting. No indemnified party shall be entitled to indemnification under Section 5.15 in an amount greater than the aggregate amount of Damages suffered or incurred by such indemnified party described in this Section 5.15.

                  (i) For all income tax purposes, the Buyer and the Seller agree to treat the transactions contemplated herein consistent with the manner described in Revenue Ruling 70-140.

                  5.16      Supplements to Schedules; Post-Signing Information.

                  (a) Not more than five nor less than three business days prior to the Closing, the Seller and the Buyer will supplement or amend the Schedules relating to their respective representations and warranties in this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules or would otherwise have been inconsistent with their representations herein. No supplement or amendment by either party shall (i) relieve any party of any liability in respect of any matter set forth on such supplement or amendment that would have constituted a breach of any representation or warranty made in this Agreement had such matter not been disclosed, (ii) have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 3.2 and 3.3 hereof or (iii) otherwise affect the rights of any party to this Agreement.

                  (b) Not later than three business days prior to the Closing, the Seller will supplement or amend Annex A to (i) include all Financing Contracts that, as of the date such supplement or amendment is delivered to the Buyer, constitute Excluded Assets pursuant to clause (A) or (B) of clause (i) of the definition of Excluded Assets and (ii) delete all Financing Contracts included on the version of Annex A that was attached to this Agreement that, as of the date such supplement or amendment is delivered to the Buyer, no longer constitute Excluded Assets.

                  (c) Not later than three business prior to the Closing, the Buyer will deliver to the Seller a notice containing the amount of the doubtful account reserve to be included on the general ledger of CPLC at the Closing, which shall be the Buyer's good faith estimate of the Reimbursement Threshold.

                  5.17      Name Change; Use of Trademarks.

                  (a) Promptly following the Closing, PBCC shall cause the Seller and each of its Affiliates to take any and all action necessary to effectuate a change of the name of the Seller and each of its Affiliates to eliminate any reference to any Transferred Names and Marks.

                  (b) Following the Closing, PBCC shall cause the Seller and each of its Affiliates not to use any Transferred Names and Marks in any manner, including in connection with any signage, letterhead, logos, advertising, marketing or solicitation efforts; provided, however, that (i) for a reasonable period of time following the Closing, not to exceed 60 days, the Seller shall be entitled to use any Transferred Names and Marks in correspondence with customers and the public regarding the consummation of the transactions contemplated hereby, (ii) the Seller may continue to use the Transferred Names and Marks in connection with any Financing Contract that is an Excluded Asset for so long as such Financing Contract is serviced by CPLC under the Servicing Agreement and
(iii) from and after the Closing, the Seller shall be entitled to use the Transferred Names and Marks to inform any Obligor that it has changed its name. PBCC shall cause the Seller and its Affiliates to, as soon as commercially practicable and in any event within 30 days following the Closing Date, remove or obliterate all the Transferred Names and Marks from any Property of the Seller or any of its Affiliates, including its signs, purchase orders, invoices, brochures, labels, letterhead, shipping documents and all other materials; provided, however, that the Seller and its Affiliates shall not be obligated to remove or obliterate any of the Transferred Names and Marks from any printed materials such as annual reports or comparable internal corporate documents.

                  (c) Each of PBCC and the Seller, on its own behalf and on the behalf of its Affiliates, acknowledges and agrees that, except as set forth in subsection (b) above, from and after the Closing, none of them or any of their respective successors shall have any interest in or right to use any of the Transferred Names and Marks and that they shall not adopt or attempt to register any marks that are confusingly similar to, or contain any element of, any of the Transferred Names and Marks.

                  (d) CPLC shall have the right to use, on a non-exclusive basis, for a period of 90 days after the Closing Date, such Retained Names and Marks as may be reasonably necessary or appropriate for the purpose of conducting the Business including, without limitation, issuing billings and the collection of payments due under the Transferred Financing Contracts, any other communications relating to the Transferred Financing Contracts with existing parties to or Obligors under the Transferred Financing Contracts (and any assignees, services or agents of such parties) and the use or acceptance by CPLC after the Closing of printed forms or other Documents for the purpose of entering into leases and loan transactions. The Seller and PBCC, on their behalf and on behalf of their Affiliates, acknowledge and agree that CPLC shall not be obligated to remove or obliterate any of the Retained Names and Marks from any Documents that constitute all or any part of the Transferred Assets.

                  5.18 Insurance; Risk of Loss. Effective as of the Closing, PBCC will cause all coverage relating to CPLC and the Transferred Assets under the general corporate policies of insurance and cancelable surety bonds and hold harmless agreements of PBI or any of its Affiliates (whether or not held for itself or for the benefit of its Subsidiaries) to be terminated.

                  5.19 No Liquidation or Dissolution. The Buyer shall not, and shall not permit CPLC to, for a period of 18 months after the Closing Date, liquidate or dissolve CPLC.

                  5.20      LIAS Receivables.

                  (a)  PBCC and the  Seller  agree  that  the  LIAS  Receivables constitute unsecured claims and that neither CPLC nor the Buyer holds any Lien for or on behalf of the Seller or PBCC and the Seller and PBCC have no claim on or interest in (i) any Lien held by CPLC or the Buyer in respect of any Transferred Financing Contract, (ii) any Portfolio Property that is subject to or governed by any Transferred Financing Contract or (iii) any Credit Enhancement related to any Transferred Financing Contract. PBCC and the Seller further acknowledge and agree that nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship between PBCC and the Seller, on the one hand, and CPLC and the Buyer, on the other hand.

                  (b) Except as expressly provided in the Servicing Agreement, CPLC and the Buyer shall have no duty or obligation to pursue the collection or enforcement of any LIAS Receivable. PBCC and the Seller further agree that they shall not, directly or indirectly, take any action (or cause any other Person to direct CPLC to take any action under the Servicing Agreement) with respect to the exercise of remedies or other acts of collection or enforcement with respect to any LIAS Receivable, whether at law, in equity or otherwise, including, without limitation, acceleration or filing suit or instituting litigation or other collection activities.

                  (c) Upon receipt by CPLC of any payment made by an Obligor under any Transferred Financing Contract for which there is a related LIAS Receivable, such payment shall be applied as the Obligor shall expressly direct. Each of the Seller, PBCC, CPLC and the Buyer agree that the manner in which the Seller's cash application program (as in effect on the Closing Date) applies Obligor payments shall, in the absence of express direction from the Obligor, be the manner in which payments made by an Obligor under a Transferred Financing Contract for which there is a related LIAS Receivable are applied to the amounts due under such Transferred Financing Contract and the related LIAS Receivable.


                                    ARTICLE 6
                                   TERMINATION

          6.1 Termination of Agreement. This Agreement may be terminated prior to Closing as provided below:

                  (a) The Buyer, the Seller, PBCC and CPLC may terminate this Agreement by unanimous written consent at any time prior to Closing;

                  (b) The Buyer may terminate this Agreement by giving written notice to the Seller, PBCC and CPLC at any time prior to Closing (i) if a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against the Seller, or all or any part of the Seller's Properties or if the Seller shall become insolvent or make an assignment for the benefit of its creditors, or (ii) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under Section 3.2 hereof (unless the failure results primarily from the Buyer breaching any of its representations, warranties or covenants contained in this Agreement); and

                  (c) The Seller, PBCC and CPLC may collectively terminate this Agreement by giving written notice to the Buyer at any time prior to Closing (i) if a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against the Buyer or all or any part of the Buyer's Properties or if the Buyer shall become insolvent or make an assignment for the benefit of its creditors, or (ii) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under Section 3.3 hereof (unless the failure results primarily from the Seller, PBCC or CPLC breaching any of their representations, warranties or covenants contained in this Agreement).

                  6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1 hereof, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any obligation of any party then in breach); provided, however, that the provisions of Sections 7.3 and 7.4 hereof shall survive the termination hereof in accordance with their terms and conditions.


                                    ARTICLE 7
                                     GENERAL

                  7.1       Interpretation.

                  (a) Consummation of Transactions. As used herein, "consummation of the transactions contemplated by this Agreement", "consummation of the transactions contemplated hereby" and words of similar import shall be deemed to also refer to the consummation of the Contribution Transaction, and the transactions contemplated by this Agreement shall be deemed to include the Contribution Transaction.

                  (b) Sections and Headings. The division of this Agreement into Articles, Sections, subsections, paragraphs and subparagraphs and the insertion of headings and any index are for convenience of reference only and shall not affect the construction or interpretation hereof.

                  (c) Extended. Words importing gender include all genders.

                  (d) Funds. All dollar amounts referred to in this Agreement are in lawful money of the United States of America.

                  7.2 Public Announcements. None of the parties to this Agreement shall issue any press release or make any public statement regarding transactions contemplated by this Agreement without the prior approval of the other parties hereto, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent that, in the opinion of counsel to the party proposing to make such disclosure, disclosure is required by any Law or stock exchange regulations applicable to any party hereto. Such opinion of counsel shall be confirmed in writing and promptly delivered to such party.

                  7.3 Confidentiality. If the Closing does not take place hereunder, the Buyer shall keep confidential, and shall cause any of its officers, employees, attorneys, accountants, representatives and agents to keep confidential, any information obtained from the Seller, PBCC and CPLC concerning the operation of the Business, the Transferred Assets and the Assumed Liabilities in accordance with the terms of the Confidentiality Agreement, dated May 18, 1998, between the Seller and the Buyer, which shall terminate upon the Closing.

                  7.4 Expenses. Subject to Section 2.5 hereof, each party is responsible for its own legal and audit fees and other expenses incurred in connection with the preparation of this Agreement, all negotiations between the parties, due diligence, any finders' or brokers' fees payable in connection herewith and the consummation of the transactions contemplated hereby; provided, however, that the Seller shall be responsible for all such fees and expenses incurred by CPLC in connection with, as a part of, or prior to, the sale of the CPLC shares to the Buyer (other than (i) any fees and expenses related to the procurement of Authorizations and (ii) any amounts required to be paid in connection with the matters set forth in subsection 3.2(n) (which shall not exceed $250,000), in each case, which shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Buyer).

                  7.5 Entire Agreement;  Amendment;  Waiver. This Agreement, the
Seller Related Documents, the Buyer Related Documents and the Confidentiality Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof. This Agreement supersedes any prior or contemporaneous agreements, negotiations and discussions of the parties in respect of the subject matter hereof. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the parties and no such amendment or waiver shall extend to anything other than the specific subject matter thereof. The failure at any time of any party to insist on strict performance of any provision of this Agreement shall not limit the ability of that party to insist at any future time whatsoever on the performance of the same or any other provision (except insofar as that party may have given a valid and effective written waiver or release). Each of PBCC and the Seller hereby waive and relinquish any and all rights which either of them may acquire against CPLC by way of subrogation, contribution or reimbursement by reason of this Agreement or by any payment made hereunder.

                  7.6 Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement, any of the Seller Related Documents or any of the Buyer Related Documents shall not affect the validity or enforceability of any other provision hereof or thereof and any such invalid or unenforceable provisions shall be deemed to be severable.

                  7.7 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES OR PRINCIPLES.

                  7.8 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally or by nationally recognized overnight courier, or (ii) sent by facsimile, addressed, in the case of notice to PBCC, the Seller or CPLC as follows:

                            c/o Pitney Bowes Credit Corporation
                            27 Waterview Drive
                            Shelton, CT  06484-4361
                            Attention:  Christian Hughes, Esq.,
                              General Counsel
                            Telephone No.:  (203) 922-4023
                            Facsimile No.:  (203) 922-4034

                            and

                            c/o Pitney Bowes Credit Corporation
                            27 Waterview Drive
                            Shelton, CT  06484-4361
                            Attention:  David Kleinman, Vice President
                              and Chief Credit Officer
                            Telephone No.:  (203) 922-4330
                            Facsimile No.:  (203) 922-4770

with a copy to:

                            Kelley Drye & Warren LLP
                            101 Park Avenue
                            New York, NY  10178
                            Attention:  Merrill B. Stone, Esq.
                            Telephone No.:  (212) 808-7543
                            Facsimile No.:  (212) 808-7897

and in the case of notice to the Buyer, if addressed as follows:

                            General Electric Capital Corporation
                            55 Federal Road
                            Danbury, CT  06830
                            Attention:  Finance Manager
                              & General Counsel
                            Telephone No.:  (800) 876-2033
                            Facsimile No.:  (203) 731-6275

with a copy to:

                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, NY  10153
                            Attention:  Jane McDonald, Esq.
                            Telephone No.:  (212) 310-8000
                            Facsimile No.:  (212) 310-8007


Any notice so given is deemed conclusively to have been given and received (i) on the day of delivery when so personally delivered, (ii) on the day following the sending hereof by nationally recognized overnight courier and (iii) on the same day when sent by facsimile and upon confirmation of receipt, unless the notice is sent to the other party after 4:00 p.m. (Connecticut time) in which case it will be deemed to have been given and received on the day after transmission and upon confirmation of receipt. Any party hereto or other party mentioned above may change any particulars of its address for notice by providing notice to the other parties hereto in the manner aforesaid.

                  7.9 No Assignment. This Agreement inures to the benefit of and is binding upon the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign or transfer this Agreement without the prior written consent of each other party, except that the Buyer may assign its rights and obligations hereunder or under any Buyer Related Documents to one or more of its Affiliates without such written consent; provided, further, that any such assignment shall not relieve the Buyer of its obligations hereunder or under any Buyer Related Documents.

                  7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be original and which, taken together, shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

                  7.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION RESULTING FROM, ARISING OUT OF, BASED ON OR RELATING TO, THIS AGREEMENT OR ANY ANNEX, SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                  7.12 No Third Party Beneficiary. This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto any rights or remedies hereunder except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 5.4 or Section 5.15 hereof are, subject to Articles VI and VII hereof, intended for the benefit of the indemnified parties referred to therein (each such Person, a "Third Party Beneficiary"), and that, subject to Articles VI and VII hereof, each such indemnified party, although not a party to this Agreement, shall be and is hereby constituted a direct and irrevocable third-party beneficiary of the agreements and covenants contained in Section 5.4 or Section 5.15 hereof and shall have the right to enforce such agreements and covenants against the applicable party thereto in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto. Notwithstanding the foregoing, this Agreement (including, without limitation, Section 5.4 or Section 5.15 hereof) may be amended by the parties hereto at any time and from time to time in accordance with Section 7.5 hereof and any such amendment shall be fully effective with respect to the rights of the Third Party Beneficiaries under
Section 5.4 or Section 5.15 hereof. Except as provided therein, Section 5.6 hereof shall not create any obligation on the part of the Buyer or any of its Affiliates to continue the employment of any CPLC Employee nor create any right for the benefit of any CPLC Employee or his or her beneficiaries following the Closing.

                  7.13 Conveyancing Documents. No provision contained in any conveyancing Document delivered pursuant to this Agreement (including the conveyancing Documents delivered in connection with the Contribution Transaction) shall affect in any manner whatsoever any of the indemnification provisions contained herein.


                      (this space intentionally left blank)
                    (signatures appear on the following page)

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.







                                            COLONIAL PACIFIC LEASING CORPORATION


                                        By:
                                           ------------------------------------
                                      Name:
                                     Title:


                                                 PITNEY BOWES CREDIT CORPORATION


                                        By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                                                    CPLC II INC.


                                        By:
                                           ------------------------------------
                                      Name:
                                     Title:



                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:
                                           ------------------------------------
                                      Name:
                                     Title:

                         ANNEXES, SCHEDULES AND EXHIBITS

Annex A - Excluded  Financing  Contracts
Annex B - Other Excluded  Transactions
Annex C - Broker Notes
Annex D - Shared Software and Computer  Systems
Annex E - May 31 Pro Forma  Balance  Sheet
Annex F - Retained  Names and Marks
Annex G - Securitization Transfer Agreements
Annex H - Transferred Names and Marks
Annex I - Additional Excluded Assets
Annex J - Operating Bulletins


Schedule 3.2(c) - Buyer Required Consents
Schedule 3.2(l) - Required Authorizations
Schedule 3.3(c) - Seller Required Consents
Schedule 4.1(a) - Certificate of Incorporation and Bylaws of the Seller
Schedule 4.1(e) - Notices,  Reports, Filings and Consents of the Seller
Schedule 4.1(h) - Litigation
Schedule 4.1(j)(i) - Employee  Benefit Plans of the Seller
Schedule 4.1(j)(ii)  -  Employee  Pension  Plans of the Seller
Schedule 4.1(k) - Seller Employees as of September 30, 1998
Schedule 4.1(m)(i) - Defaults of the Seller or CPLC under Transferred Financing Contracts
Schedule 4.1(m)(iii) - Liens on Portfolio Property
Schedule 4.1(m)(iv)  - Defenses to  Transferred  Financing Contracts
Schedule 4.1(n) - Tax Matters
Schedule 4.1(n)(xvi) - Federal Income Tax Classifications of Financing Contracts
Schedule 4.1(q)(i) - Liens on the Seller's  Personal  Property
Schedule 4.1(q)(ii) - Liens on the Seller's  Real Property
Schedule 4.1(r) - Intellectual  Property Schedule  4.1(s)(i) - Defaults
Under Material Contracts
Schedule 4.1(s)(ii) - Material  Contracts
Schedule 4.1(s)(iii) - Program  Agreements and Active Brokers
Schedule 4.1(t) - Pending Year 2000 Compliance  Actions
Schedule 4.1(u) - Insurance
Schedule 4.1(v)(i) - Material  Adverse  Effect  Since  May 31,  1998
Schedule 4.1(v)(ii)  - Capital Expenditures;  Waivers; Losses
Schedule 4.1(v)(iii) - Material Changes Since May 31, 1998
Schedule 4.1(v)(v)  -  Deviations  from  Ordinary  Course  Operations
Schedule 4.1(x) -  Environmental  Matters
Schedule 4.1(y)(i) - May 31 Balance Sheet
Schedule 4.1(y)(ii) - Adjusted Net Write-off  Experience  Report
Schedule 4.1(y)(iii) - Other Income Analysis  Reports
Schedule 4.1(y)(iv) - Schedule of Assets and Liabilities dated September 30,1998
Schedule  4.1(y)(vi) - Backlog Schedule  dated  as  of  October  5,  1998
Schedule  4.2(a)  -  Certificate  of Incorporation and Bylaws of CPLC
Schedule 4.2(e) - Notices, Reports, Filings and
Consents of CPLC  Schedule  5.5(a) -  Accounting  Principles
Schedule  5.6(f) - Seller's Vacation Policy

Exhibit A - Form of PBI Guaranty
Exhibit B - Form of the Schedule of Assets and  Liabilities
Exhibit C - Form of Servicing Agreement